EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                                BSB BANCORP, INC.

                                       AND

                            SKANEATELES BANCORP, INC.

                                   DATED AS OF

                                JANUARY 25, 1999

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                                TABLE OF CONTENTS

                                                                         PAGE

ARTICLE I THE MERGER......................................................1

    1.1 The Merger........................................................1
    1.2 Effective Time....................................................2
    1.3 Effects of the Merger.............................................2
    1.4 Conversion of SKAN Common Stock...................................2
    1.5 Options...........................................................3
    1.6 Certificate of Incorporation......................................3
    1.7 Bylaws............................................................4
    1.8 Directors and Officers............................................4
    1.9 Tax Consequences..................................................4

ARTICLE II EXCHANGE OF SHARES.............................................4

    2.1 BSB Bancorp to Make Shares Available..............................4
    2.2 Exchange of Shares................................................4

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SKAN........................6

    3.1 Corporate Organization............................................6
    3.2 Capitalization....................................................6
    3.3 Authority; No Violation...........................................7
    3.4 Consents and Approvals............................................8
    3.5 Loan Portfolio; Reports...........................................9
    3.6 Financial Statements; Exchange Act Filings; Books and
          Records.........................................................9
    3.7 Broker's Fees....................................................10
    3.8 Absence of Certain Changes or Events.............................10
    3.9 Legal Proceedings................................................10
    3.10 Taxes and Tax Returns...........................................10
    3.11 Employee Plans..................................................12
    3.12 Certain Contracts...............................................13
    3.13 Agreements with Regulatory Agencies.............................14
    3.14 State Takeover Laws; Certificate of Incorporation...............14
    3.15 Environmental Matters...........................................14
    3.16 Reserves for Losses.............................................15
    3.17 Properties and Assets...........................................15
    3.18 Insurance.......................................................16
    3.19 Compliance with Applicable Laws.................................16
    3.20 Loans...........................................................16
    3.21 Affiliates......................................................17
    3.22 Ownership of BSB Bancorp Common Stock...........................18
    3.23 Fairness Opinion................................................18
    3.24 SKAN DRIP and Purchase Plan.....................................18
    3.25 Accounting Matters..............................................18
    3.26 Accuracy of Information.........................................18

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BSB BANCORP.................18

    4.1 Corporate Organization...........................................18
    4.2 Capitalization...................................................19
    4.3 Authority; No Violation..........................................19
    4.4 Regulatory Approvals.............................................20
    4.5 Financial Statements; Exchange Act Filings; Books and
          Records........................................................21
    4.6 Agreements with Regulatory Agencies..............................21


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    4.7 Legal Proceedings................................................22
    4.8 Compliance with Applicable Laws..................................22
    4.9 Accounting Matters...............................................22
    4.10 Ownership of SKAN Common Stock..................................22
    4.11 Insurance of Deposits...........................................22

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS......................22

    5.1 Covenants of SKAN................................................22
    5.2 Merger Covenants.................................................25
    5.3 Compliance with Antitrust Laws...................................26
    5.4 Termination of 401(k) Plan and ESOP..............................26

ARTICLE VI ADDITIONAL AGREEMENTS.........................................26

    6.1 Regulatory Matters...............................................26
    6.2 Access to Information............................................28
    6.3 Shareholder Meeting..............................................28
    6.4 Legal Conditions to Merger.......................................28
    6.5 Stock Exchange Listing...........................................29
    6.6 Employees and Advisory Directors.................................29
    6.7 Indemnification..................................................30
    6.8 Subsequent Interim and Annual Financial Statements...............31
    6.9 Additional Agreements............................................31
    6.10 Advice of Changes...............................................31
    6.11 Current Information.............................................32
    6.12 Execution and Authorization of Bank Merger Agreement............32
    6.13 Change in Structure.............................................32
    6.14 Transaction Expenses of SKAN....................................32

ARTICLE VII CONDITIONS PRECEDENT.........................................33

    7.1 Conditions to Each Party's Obligation To Effect the
          Merger.........................................................33
    7.2 Conditions to Obligations of BSB Bancorp.........................34
    7.3 Conditions to Obligations of SKAN................................35

ARTICLE VIII TERMINATION AND AMENDMENT...................................36

    8.1 Termination......................................................36
    8.2 Effect of Termination............................................39
    8.3 Amendment........................................................39
    8.4 Extension; Waiver................................................39

ARTICLE IX GENERAL PROVISIONS............................................39

    9.1 Closing..........................................................39
    9.2 Nonsurvival of Representations, Warranties and Agreements........40
    9.3 Expenses.........................................................40
    9.4 Notices..........................................................40
    9.5 Interpretation...................................................41
    9.6 Counterparts.....................................................41
    9.7 Entire Agreement.................................................41
    9.8 Governing Law....................................................41
    9.9 Enforcement of Agreement.........................................41
    9.10 Severability....................................................42
    9.11 Publicity.......................................................42
    9.12 Assignment; Limitation of Benefits..............................42
    9.13 Additional Definitions..........................................42


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EXHIBITS
    A       Bank Plan of Merger
    B       Option Agreement
    C       Certificate of Merger
    D       Stockholder Agreement
    E       Index Group


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

                          AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER, dated as of January 25, 1999 (this "Agreement"), is entered into by and between BSB BANCORP, INC., a Delaware corporation ("BSB Bancorp"), and SKANEATELES BANCORP, INC., a Delaware corporation ("SKAN").

      WHEREAS, the Boards of Directors of BSB Bancorp and SKAN have determined that it is in the best interests of their respective companies and shareholders to consummate the business combination transaction provided for herein in which SKAN will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into BSB Bancorp, with BSB Bancorp being the Surviving Corporation (as defined below);

      WHEREAS, prior to consummation of the Merger, BSB Bancorp and SKAN will respectively cause BSB Bank & Trust Company, a New York-chartered commercial bank and trust company and wholly owned subsidiary of BSB Bancorp ("BSB Bank"), and Skaneateles Savings Bank, a New York-chartered savings bank and wholly owned subsidiary of SKAN ("Skaneateles Bank"), to enter into a merger agreement, in the form attached hereto as Exhibit A (the "Bank Merger Agreement"), providing for the merger (the "Bank Merger") of Skaneateles Bank with and into BSB Bank, with BSB Bank being the surviving Bank of the Bank Merger, and it is intended that the Bank Merger be consummated immediately after consummation of the Merger;

      WHEREAS, as an inducement to BSB Bancorp to enter into this Agreement, SKAN has entered into an option agreement, in the form attached hereto as Exhibit B (the "Option Agreement"), with BSB Bancorp concurrently with the execution of this Agreement pursuant to which SKAN has granted BSB Bancorp an option to purchase, under certain circumstances, an aggregate of 290,142 newly issued shares of common stock, par value $.01 per share, of SKAN ("SKAN Common Stock") upon the terms and conditions therein contained (which number of shares is equal to 19.99% of the total number of outstanding shares of SKAN Common Stock on the date hereof); and

      WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger as set forth hereinbelow.

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

      1.1 THE MERGER.

      Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.2 hereof), SKAN shall merge with and into BSB Bancorp, with BSB Bancorp being the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger. Upon consummation of the Merger, the corporate existence of SKAN shall cease and the Surviving Corporation shall continue to exist as a Delaware corporation.

      1.2 EFFECTIVE TIME.

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      The Merger shall become effective on the Closing Date (as defined in
Section 9.1 hereof), as set forth in the certificate of merger (the "Certificate of Merger") in the form attached as Exhibit C hereto which shall be filed with the Secretary of State of the State of Delaware on or before the Closing Date. The term "Effective Time" shall be the date and time when the Merger becomes effective on the Closing Date, as set forth in the Certificate of Merger.

      1.3 EFFECTS OF THE MERGER.

      At and after the Effective Time, the Merger shall have the effects set forth in Sections 259 and 261 of the DGCL.

      1.4 CONVERSION OF SKAN COMMON STOCK.

            (a) At the Effective Time, subject to Sections 1.4(b), 2.2(e) and 8.1(h) hereof, each share of SKAN Common Stock issued and outstanding prior to the Effective Time shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for .970 shares of BSB Bancorp common stock, par value $.01 per share ("BSB Bancorp Common Stock"). The ratio of the number of shares of BSB Bancorp Common Stock to be exchanged for each share of SKAN Common Stock issued and outstanding is hereinafter referred to as the "Exchange Ratio." For the purposes of this Agreement, references to BSB Bancorp Common Stock shall be deemed to include, where appropriate, references to the right to receive shares of BSB Bancorp's Series A Junior Participating Preferred Stock pursuant to the Rights Agreement, dated as of May 22, 1989, as amended, between BSB Bancorp and American Stock Transfer & Trust Company (the "Rights Agreement").

            (b) All of the shares of SKAN Common Stock converted into BSB Bancorp Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of SKAN Common Stock shall thereafter represent the right to receive (i) the number of whole shares of BSB Bancorp Common Stock and (ii) cash in lieu of fractional shares into which the shares of SKAN Common Stock represented by such Certificate have been converted pursuant to Section 1.4(a) and Section 2.2(e) hereof. Certificates previously representing shares of SKAN Common Stock shall be exchanged for certificates representing whole shares of BSB Bancorp Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If prior to the Effective Time BSB Bancorp should split or combine its common stock, or pay a dividend or other distribution in such common stock, then the Exchange Ratio shall be appropriately adjusted to reflect such split, combination, dividend or distribution.

            (c) At the Effective Time, all shares of SKAN Common Stock that are owned by SKAN as treasury stock and all shares of SKAN Common Stock that are owned directly or indirectly by BSB Bancorp or SKAN or any of their respective Subsidiaries (other than shares of SKAN Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of BSB Bancorp Common Stock which are similarly held, whether held directly or indirectly by BSB Bancorp or SKAN, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of SKAN Common Stock held by BSB Bancorp or SKAN or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of SKAN Common Stock, and shares of BSB Bancorp Common Stock which are similarly held, whether held directly or indirectly by BSB Bancorp or SKAN, being referred to herein as "DPC Shares")) shall be canceled and shall cease to exist and no stock of BSB Bancorp or other consideration shall be delivered in exchange therefor. All shares of BSB Bancorp Common Stock that are owned by SKAN or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury


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stock of BSB Bancorp.

            (d) Certificates for fractions of shares of BSB Bancorp Common Stock will not be issued. In lieu of a fraction of a share of BSB Bancorp Common Stock, each holder of SKAN Common Stock otherwise entitled to a fraction of a share of BSB Bancorp Common Stock shall be entitled to receive an amount of cash equal to (i) the fraction of a share of the BSB Bancorp Common Stock to which such holder would otherwise be entitled, multiplied by (ii) the actual market value of the BSB Bancorp Common Stock, which shall be deemed to be the average of the daily closing prices per share for BSB Bancorp Common Stock for the twenty consecutive trading days on which shares of BSB Bancorp Common Stock are actually traded (as reported on the Nasdaq Stock Market National Market System) ending on the third trading day preceding the Closing Date. Following consummation of the Merger, no holder of SKAN Common Stock shall be entitled to dividends or any other rights in respect of any such fraction.

      1.5 OPTIONS.

      At the Effective Time, each option or warrant granted by SKAN to purchase shares of SKAN Common Stock which is outstanding and unexercised immediately prior thereto shall be converted automatically into an option to purchase shares of BSB Bancorp Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the 1995 Non-Employee Directors Warrant Plan and 1998 Non-Employee Directors Warrant Plan, the 1998 Stock Option Plan, the 1991 Long Term Incentive and Capital Accumulation Plan and the 1987 Long Term Incentive and Capital Accumulation Plan (collectively, all such plans are referred to as the "SKAN Stock Plans");

            (1) The number of shares of BSB Bancorp Common Stock to be subject to the option or warrant immediately after the Effective Time shall be equal to the product of the number of shares of SKAN Common Stock subject to the option or warrant immediately before the Effective Time, multiplied by the Exchange Ratio, provided that any fractional shares of BSB Bancorp Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

            (2) The exercise price per share of BSB Bancorp Common Stock under the option or warrant immediately after the Effective Time shall be equal to the exercise price per share of SKAN Common Stock under the option or warrant immediately before the Effective Time divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest cent.

The adjustment provided herein shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The duration and other terms of the option or warrant immediately after the Effective Time shall be the same as the corresponding terms in effect immediately before the Effective Time, except that all references to SKAN or Skaneateles Bank in the SKAN Stock Plans (and the corresponding references in the option or warrant agreement documenting such option or warrant) shall be deemed to be references to BSB Bancorp. Nothing herein shall be construed as preventing option or warrant holders from exercising the same prior to the Effective Time in accordance with the terms thereof.

      1.6 CERTIFICATE OF INCORPORATION.

      At the Effective Time, the Certificate of Incorporation of BSB Bancorp, as in effect at the Effective Time, shall become the Certificate of Incorporation of the Surviving Corporation.


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      1.7 BYLAWS.

      At the Effective Time, the Bylaws of BSB Bancorp, as in effect immediately prior to the Effective Time, shall become the Bylaws of the Surviving Corporation.

      1.8 DIRECTORS AND OFFICERS.

      At the Effective Time, the directors and officers of BSB Bancorp immediately prior to the Effective Time shall become the directors and officers of the Surviving Corporation. As of the Effective Time, BSB Bancorp shall amend its Bylaws to increase the size of its Board of Directors by two members, and promptly thereafter invite two members of the SKAN Board of Directors (as constituted on the date hereof) to serve as members of the Board of Directors of BSB Bancorp

      1.9 TAX CONSEQUENCES.

      It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of the Code.

                                   ARTICLE II
                               EXCHANGE OF SHARES

      2.1 BSB BANCORP TO MAKE SHARES AVAILABLE.

      At or prior to the Effective Time, BSB Bancorp shall deposit, or shall cause to be deposited, with BSB Bancorp's transfer agent, American Stock Transfer & Trust Company, or such other bank, trust company or transfer agent as BSB Bancorp may select (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of BSB Bancorp Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of BSB Bancorp Common Stock, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) hereof (collectively, sometimes referred to herein as the "Shares") in exchange for outstanding shares of SKAN Common Stock.

      2.2 EXCHANGE OF SHARES.

            (a) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of BSB Bancorp Common Stock and the cash in lieu of fractional shares into which the shares of SKAN Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. SKAN shall have the right to review both the letter of transmittal and the instructions prior to such documents being finalized. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive promptly in exchange therefor (x) a certificate representing that number of whole shares of BSB Bancorp Common Stock to which such holder of SKAN Common Stock shall have become entitled pursuant to the provisions of Article I hereof and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of Article I,


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and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

            (b) No dividends or other distributions declared after the Effective Time with respect to BSB Bancorp Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this
Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of BSB Bancorp Common Stock represented by such Certificate. No holder of an unsurrendered Certificate shall be entitled, until the surrender of such Certificate, to vote the shares of BSB Bancorp Common Stock into which his SKAN Common Stock shall have been converted.

            (c) If any certificate representing shares of BSB Bancorp Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of BSB Bancorp Common Stock in any name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

            (d) As of the Effective Time, there shall be no transfers on the stock transfer books of SKAN of the shares of SKAN Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing shares of BSB Bancorp Common Stock as provided in this Article II.

            (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of SKAN for nine months after the Effective Time may be returned to BSB Bancorp. After such funds have been returned to BSB Bancorp, any shareholders of SKAN who have not theretofore complied with this Article II shall thereafter look only to BSB Bancorp for payment of their shares of BSB Bancorp Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on BSB Bancorp Common Stock deliverable in respect of each share of SKAN Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of BSB Bancorp, SKAN, the Exchange Agent or any other person shall be liable to any former holder of shares of SKAN Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by BSB Bancorp, the posting by such person of a bond in such amount as BSB Bancorp may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of BSB Bancorp Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF SKAN


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

      SKAN hereby makes the following representations and warranties to BSB Bancorp as set forth in this Article III, each of which is being relied upon by BSB Bancorp as a material inducement to enter into and perform this Agreement. All of the disclosure schedules of SKAN referenced below and thereby required of SKAN pursuant to this Agreement, which disclosure schedules shall be cross-referenced to the specific sections and subsections of this Agreement and delivered herewith, are referred to herein as the "SKAN Disclosure Schedule."

      3.1 CORPORATE ORGANIZATION.

            (a) SKAN is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SKAN has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. SKAN is duly registered as a bank holding company with the Board of Governors of the Federal Reserve System ("FRB") under the Bank Holding Company Act of 1956, as amended ("BHCA"). The Certificate of Incorporation and Bylaws of SKAN, copies of which have previously been delivered to BSB Bancorp, are true, correct and complete copies of such documents as in effect as of the date of this Agreement. Skaneateles Bank and Skaneateles Preferred Capital Corp., a New York corporation ("SPCC"), are the only Subsidiaries of SKAN.

            (b) Skaneateles Bank is a New York-chartered savings bank duly organized and validly existing and in good standing under the laws of New York. The deposit accounts of Skaneateles Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund (the "BIF") to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by Skaneateles Bank. Skaneateles Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or the location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. The Certificate of Incorporation and Bylaws of Skaneateles Bank, copies of which have previously been delivered to BSB Bancorp, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

            (c) SPCC is a New York corporation duly organized and validly existing and in good standing under the laws of New York. SPCC is a subsidiary of Skaneateles Bank. SPCC has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or the location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. The Certificate of Incorporation and Bylaws of SPCC, copies of which have previously been delivered to BSB Bancorp, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

      3.2 CAPITALIZATION.

            (a) The authorized capital stock of SKAN consists of 4,000,000 shares of SKAN Common Stock and 500,000 shares of serial preferred stock, par value $.01 per share (the "SKAN Preferred Stock"). As of the date hereof, there are (x) 1,450,712 shares of SKAN Common Stock issued and outstanding and no shares of SKAN Common Stock are held in SKAN's treasury, (y) no shares of SKAN Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise, except for (i) 345,163 shares of SKAN Common Stock reserved for issuance pursuant to


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the SKAN Stock Plans other than those referred to in clause (ii) (of which options for 120,350 shares are currently outstanding), (ii) 203,150 shares of SKAN Common Stock reserved for issuance pursuant to the 1998 Directors Stock Purchase Plan and Employee Stock Purchase Plan (collectively, the "Purchase Plan") and the Skaneateles Bancorp, Inc. Dividend Reinvestment Plan (the "SKAN DRIP"), and (iii) 290,142 shares of SKAN Common Stock reserved for issuance upon exercise of the option issued to BSB Bancorp pursuant to the Option Agreement, and (z) no shares of SKAN Preferred Stock issued or outstanding, held in SKAN's treasury or reserved for issuance upon exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of SKAN Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the Option Agreement and the SKAN Stock Plans, SKAN does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of SKAN Common Stock or SKAN Preferred Stock or any other equity security of SKAN or any securities representing the right to purchase or otherwise receive any shares of SKAN Common Stock or any other equity security of SKAN. The names of the optionees, the date of each option to purchase SKAN Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the SKAN Stock Plans are set forth in Section 3.2(a)(i) of the SKAN Disclosure Schedule. Except as set forth at Section 3.2(a)(ii) of the SKAN Disclosure Schedule, since December 31, 1997 SKAN has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

            (b) Section 3.2(b) of the SKAN Disclosure Schedule sets forth a true, correct and complete list of all direct or indirect Subsidiaries of SKAN as of the date of this Agreement. Except as set forth at Section 3.2(b) of the SKAN Disclosure Schedule, SKAN owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of its Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No SKAN Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

      3.3 AUTHORITY; NO VIOLATION.

            (a) SKAN has full corporate power and authority to execute and deliver this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of SKAN. The Board of Directors of SKAN has directed that this Agreement and the transactions contemplated hereby be submitted to SKAN's shareholders for approval at a special meeting of such shareholders and, except for the adoption of this Agreement by the requisite vote of SKAN's shareholders, no other corporate proceedings on the part of SKAN (except for matters related to setting the date, time, place and record date for the special meeting) are necessary to approve this Agreement or the Option Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and the Option Agreement will be, duly and validly executed and delivered by SKAN and (assuming due authorization, execution and delivery by BSB Bancorp of this Agreement and by BSB Bancorp of the Option Agreement) will constitute valid and binding obligations of SKAN, enforceable against SKAN in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

            (b) Skaneateles Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of Skaneateles Bank and by SKAN as the sole shareholder of Skaneateles Bank. No other corporate proceedings on the part of Skaneateles Bank will be necessary to consummate the transactions contemplated thereby. The Bank Merger Agreement, upon execution and delivery by Skaneateles Bank, will be duly and validly executed and delivered by Skaneateles Bank and will (assuming due authorization, execution and delivery by BSB Bank) constitute a valid and binding obligation of Skaneateles Bank, enforceable against Skaneateles Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

            (c) Neither the execution and delivery of this Agreement and the Option Agreement by SKAN or the Bank Merger Agreement by Skaneateles Bank, nor the consummation by SKAN or Skaneateles Bank, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by SKAN or Skaneateles Bank with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of SKAN or the Certificate of Incorporation or Bylaws of Skaneateles Bank, or (ii) assuming that the consents and approvals referred to in Section 3.4 hereof are duly obtained, (x) violate any Laws (as defined in Section 9.13) applicable to SKAN or Skaneateles Bank or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of SKAN or Skaneateles Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which SKAN or Skaneateles Bank is a party, or by which they or any of their respective properties or assets may be bound or affected.

      3.4 CONSENTS AND APPROVALS.

            (a) Except for (i) the filing of applications, notices and waiver requests, as applicable, as to the Merger and the Bank Merger with the FRB under the BHCA, the FDIC under the Bank Merger Act and the Superintendent of Banks of New York State (the "New York Superintendent"), and approval of the foregoing applications, notices and waiver requests, (ii) the filing of any required applications or notices with the FDIC and the New York Superintendent as to the subsidiary activities of Skaneateles Bank which become subsidiaries of BSB Bank and approval of such applications and notices, (iii) the filing with the Securities and Exchange Commission ("SEC") of a registration statement on Form S-4 to register the shares of BSB Bancorp Common Stock to be issued in connection with the Merger (including the shares of BSB Bancorp Common Stock that may be issued upon the exercise of the options referred to in Section 1.5 hereof), which will include the proxy statement/prospectus to be used in soliciting the approval of SKAN's shareholders at a special meeting to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement/Prospectus"), (iv) the approval of this Agreement by the requisite vote of the shareholders of SKAN, (v) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the DGCL, (vi) the filings required by the Bank Merger Agreement, and (vii) such filings, authorizations or approvals as may be set forth in Section 3.4 of the SKAN Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity"), or with any third party are necessary in connection with (1) the execution and delivery by SKAN of this Agreement and the Option Agreement, (2) the consummation by SKAN of the Merger and the other transactions contemplated hereby, (3) the execution and delivery by Skaneateles Bank of the Bank Merger Agreement, (4) the consummation by SKAN of the Option Agreement; and (5) the consummation by Skaneateles Bank of the Bank Merger and the transactions contemplated thereby, except, in each case, for such consents, approvals or filings, the failure of which to obtain will not have a material adverse effect on the ability of BSB Bancorp to consummate the transactions contemplated hereby.

            (b) SKAN hereby represents to BSB Bancorp that it has no knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 3.4(a) cannot be obtained or granted on a timely basis.

      3.5 LOAN PORTFOLIO; REPORTS.

            (a) Except as set forth at Section 3.5(a) of the SKAN Disclosure Schedule, as of December 31, 1998 and thereafter through and including the date of this Agreement, neither SKAN nor Skaneateles Bank is a party to any written or oral loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), with any Affiliated Person (as defined in Section 9.13).

            (b) SKAN and Skaneateles Bank have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1993 with (i) the FRB, (ii) the FDIC, (iii) the New York Superintendent and any other state banking commissions or any other state regulatory authority (each a "State Regulator"), (iv) the SEC and (v) any other self-regulatory organization ("SRO") (collectively "Regulatory Agencies"). Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of SKAN and its Subsidiaries, no Governmental Entity is conducting, or has conducted, any proceeding or investigation into the business or operations of SKAN or Skaneateles Bank since December 31, 1993, other than as set forth at Section 3.5(b) of the SKAN Disclosure Schedule.

      3.6 FINANCIAL STATEMENTS; EXCHANGE ACT FILINGS; BOOKS AND RECORDS.

            SKAN has previously delivered to BSB Bancorp true, correct and complete copies of the consolidated balance sheets of SKAN and its Subsidiaries as of December 31 for the fiscal years 1996 and 1997 and the related consolidated statements of earnings, shareholders' equity and cash flows for the fiscal years 1995 through 1997, inclusive, as reported in SKAN's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of KPMG LLP, independent auditors, and the interim financial statements of SKAN as of and for the nine months ended September 30, 1997 and 1998, as included in the SKAN quarterly report on Form 10-Q for the period ended September 30, 1998 as filed with the SEC. The financial statements referred to in this Section 3.6 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.8 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial condition of SKAN and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.8 hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.8 hereof will be prepared in accordance with generally accepted accounting principles consistently applied during the periods involved ("GAAP"), except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. SKAN's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and all reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act since December 31, 1995 comply in all material respects with the appropriate requirements for such reports under the Exchange Act, and SKAN has previously delivered or made available to BSB Bancorp true, correct and complete copies of such reports. SKAN has made all filings required of it under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The books and records of SKAN and Skaneateles Bank have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

      3.7 BROKER'S FEES.

      Neither SKAN nor any SKAN Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreement, except that SKAN has engaged, and will pay a fee or commission to McConnell, Budd & Downes, Inc. ("MBD") in accordance with the terms of a letter agreement between MBD and SKAN, dated December 17, 1998, a true, complete and correct copy of which is attached at Section 3.7 of the SKAN Disclosure Schedule.

      3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS.

            (a) Except as set forth at Section 3.8 of the SKAN Disclosure Schedule, or as disclosed in SKAN's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, since December 31, 1997 (i) neither SKAN nor any of its Subsidiaries has incurred any material liability, except as contemplated by the Agreement or in the ordinary course of their business consistent with their past practices, and (ii) no event has occurred which has had, or is likely to have, individually or in the aggregate, a Material Adverse Effect (as defined in Section 9.13) on SKAN

            (b) Except for (i) the organization of SPCC, and (ii) the transactions contemplated by this Agreement, since December 31, 1997 SKAN and its Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices.

      3.9 LEGAL PROCEEDINGS.

            (a) Except as set forth at Section 3.9 of the SKAN Disclosure Schedule, neither SKAN nor any of its Subsidiaries is a party to any, and there are no pending or to the knowledge of SKAN, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against SKAN or any of its Subsidiaries in which, to the knowledge of SKAN, there is a reasonable probability of any material recovery against or other material effect upon SKAN or any of its Subsidiaries or which challenge the validity or propriety of the transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreement as to which there is a reasonable probability of success.

            (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than regulations of general application) imposed upon SKAN, any of its Subsidiaries or the assets of SKAN or any of its Subsidiaries.

      3.10 TAXES AND TAX RETURNS.

            (a) Each of SKAN and its Subsidiaries has duly filed all Tax Returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provision on the financial statements referred to in Sections 3.6 and 6.8 hereof in accordance with GAAP for the payment of all material Taxes which have been incurred or are due or claimed to be due from it by Taxing Authorities on or prior to the date hereof other than Taxes (a) which (x) are not yet delinquent or (y) are being contested in good faith and set forth in Section 3.10 of the SKAN Disclosure Schedule and
(b) which have not been finally determined. All liability with respect to the Tax Returns of SKAN and its Subsidiaries has been satisfied for all years to and including 1997. The Internal Revenue Service ("IRS") has not notified SKAN of, or otherwise asserted, that there are any material deficiencies with respect to the federal income Tax Returns of SKAN subsequent to 1993. There are no material disputes pending, or claims asserted for, Taxes or assessments upon SKAN or any of its Subsidiaries, nor has SKAN or any of its Subsidiaries been requested to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income Tax Return for any period. In addition, Tax Returns which are accurate and complete in all material respects have been filed by SKAN and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes and the amounts shown on such Tax Returns to be due and payable have been paid in full or adequate provision therefor in accordance with GAAP has been included by SKAN in the financial statements referred to in Sections 3.6 and 6.8 hereto. All SKAN Tax Returns relating to federal income taxes have been examined by the relevant Taxing Authorities, or closed without audit by applicable statutes of limitations, and all deficiencies proposed as a result of such examinations have been paid or settled, for all periods before and including the taxable year ended 1992. Neither SKAN nor any of its Subsidiaries has consented to any waiver or extension of any statute of limitations with respect to any Tax. Neither SKAN nor any SKAN Subsidiary has made an election under Section 341(f) of the IRC. SKAN has provided or made available to BSB Bancorp complete and correct copies of its Tax Returns and all material correspondence and documents, if any, relating directly or indirectly to taxes for each taxable year or other relevant period as to which the applicable statute of limitations has not run on the date hereof. For this purpose, "correspondence and documents" include, without limitation, amended Tax Returns, claims for refunds, notices from Taxing Authorities of proposed changes or adjustments to Taxes or Tax Returns, consents to assessment or collection of Taxes, acceptances of proposed adjustments, closing agreements, rulings and determination letters and requests therefor, and all other written communications to or from Taxing Authorities relating to any material Tax liability of SKAN or any SKAN Subsidiary. SKAN will not be a "foreign person" as that term is used in ss. 1.1445-2 of the Treasury Regulations promulgated under the IRC. Skaneateles Bank is not a "United States real property holding corporation" within meaning of ss. 897 of the IRC and was not a "United States real propertY holding corporation" on any "determination date" (as defined in ss. 1.897-2(c) of such Regulations) that occurred during any relevant period.

            (b) For all taxable years commencing with December 31, 1998, SPCC has been subject to taxation as a real estate investment trust within the meaning of Section 856 of the Code ("REIT") and has satisfied all requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending December 31, 1999, and (C) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to SKAN's knowledge, no such challenge is pending or threatened. SPCC does not hold any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

            (c) For purposes of this Agreement:

            "Tax" means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Taxing

Authority or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

            "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any law, regulation or other legal requirement relating to any Tax.

            "Taxing Authority" means any:

                  (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (ii) federal, state, local, municipal, foreign, or other government;

                  (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                  (iv) multi-national organization or body; or

                  (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

      3.11 EMPLOYEE PLANS.

            (a) Section 3.11(a) of the SKAN Disclosure Schedule sets forth a true and complete list of each employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), arrangement or agreement that is maintained or contributed to as of the date of this Agreement, or that has within the last six years been maintained or contributed to, by SKAN or any of its Subsidiaries or any other entity which together with SKAN would be deemed a "single employer" within the meaning of Section 4001 of ERISA or Code Sections 414(b), (c) or (m) or under which SKAN or any such Subsidiary has any liability (collectively, the "Plans").

            (b) SKAN has heretofore delivered or made available to BSB Bancorp true, correct and complete copies of each of the Plans and all related documents, including but not limited to (i) the actuarial report for such Plan (if applicable) for each of the last five years, (ii) the most recent determination letter from the IRS (if applicable) for such Plan, (iii) the current summary plan description and any summaries of material modification,
(iv) all annual reports (Form 5500 series) for each Plan filed for the preceding five plan years, (v) all agreements with fiduciaries and service providers relating to the Plan, and (vi) all substantive correspondence relating to any such Plan addressed to or received from the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency.

            (c) Except as set forth at Section 3.11(c) of the SKAN Disclosure Schedule, (i) Each of the Plans has been operated and administered in all material respects in compliance with applicable Laws, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of SKAN or any SKAN Subsidiary beyond their retirement or other termination of service, other than (w) coverage mandated by applicable Law, (x) death benefits or retirement benefits under a Plan that is an "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits under a Plan that are accrued as liabilities on the books of SKAN or any SKAN Subsidiary, or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by SKAN or any SKAN Subsidiary that has not been satisfied in full, and no condition exists that presents a material risk of SKAN or any SKAN Subsidiary incurring a material liability thereunder, (vi) no Plan is a "multi employer pension plan," as such term is defined in Section 3(37) of ERISA, (vii) all contributions or other amounts payable by SKAN or any SKAN Subsidiary as of the Effective Time with respect to each Plan and all other liabilities of each such entity with respect to each Plan, in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting practices and Section 412 of the Code, (viii) neither SKAN nor any SKAN Subsidiary has engaged in a transaction in connection with which SKAN or any SKAN Subsidiary could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (ix) to the knowledge of SKAN, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the plans or any trusts related thereto, and (x) all Plans (other than Plans providing for the payment of benefits from the general assets of SKAN or any SKAN Subsidiary) could be terminated as of the Effective Time without material liability; (xi) no Plan, program, agreement or other arrangement, either individually or collectively, provides for any payment by SKAN or any SKAN Subsidiary that would not be deductible under Code Sections 162(a)(1), 162(m) or 404 or that would constitute a "parachute payment" within the meaning of Code Section 280G; (xii) no "accumulated funding deficiency" as defined in Section 302(a)(2) of ERISA or Section 412 of the Code, whether or not waived, and no "unfunded current liability" as determined under Section 412(l) of the Code exists with respect to any Plan; and (xiii) no Plan has experienced a "reportable event" (as such term is defined in Section 4043(b) of ERISA) that is not subject to an administrative or statutory waiver from the reporting requirement.

      3.12 CERTAIN CONTRACTS.

            (a) Except as set forth at Section 3.12 of the SKAN Disclosure Schedule, neither SKAN nor any of its Subsidiaries is a party to or bound by any contract, arrangement or commitment (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from BSB Bancorp, SKAN, Skaneateles Bank, BSB Bank or any of their respective Subsidiaries to any director, officer or employee thereof, (iii) which materially restricts the conduct of any line of business by SKAN or Skaneateles Bank, (iv) with or to a labor union or guild (including any collective bargaining agreement) or (v) except as set forth on Section 3.12(a)(v) of the SKAN Disclosure Schedule, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated by the occurrence of any of the transactions contemplated by this Agreement or the Bank Merger Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Bank Merger Agreement (including as to this clause (v), any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan). Except as set forth at Section 3.12 of the SKAN Disclosure Schedule, there are no employment, consulting and deferred compensation agreements to which SKAN or any of its Subsidiaries is a party. Section 3.12(a) of the SKAN Disclosure Schedule sets forth a list of all material contracts (as defined in Item 601(b)(10) of Regulation S-K) of SKAN and its Subsidiaries. Each contract, arrangement or commitment of the type described in this Section 3.12(a), whether or not set forth in Section 3.12(a) of the SKAN Disclosure Schedule, is referred to herein as a "SKAN Contract," and neither SKAN nor any of its Subsidiaries has received notice of, nor do any executive officers of such entities know of, any violation of any SKAN Contract.

            (b) (i) Each SKAN Contract is valid and binding and in full force and effect, (ii) SKAN and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each SKAN Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of SKAN or any of its Subsidiaries under any such SKAN Contract.

      3.13 AGREEMENTS WITH REGULATORY AGENCIES.

      Neither SKAN nor Skaneateles Bank is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 3.13 of the SKAN Disclosure Schedule, a "Regulatory Agreement") any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has SKAN or Skaneateles Bank been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

      3.14 STATE TAKEOVER LAWS; CERTIFICATE OF INCORPORATION.

      The Board of Directors of SKAN has approved the offer of BSB Bancorp to enter into this Agreement, the Bank Merger Agreement and the Option Agreement, and has authorized and approved this Agreement, the Bank Merger Agreement and the Option Agreement, and the consummation of the transactions contemplated hereby and thereby, such that under applicable law and SKAN's Certificate of Incorporation the only vote of SKAN shareholders necessary to consummate the transactions contemplated hereby (including the Bank Merger and issuance under the Option Agreement) is the approval of two-thirds of the outstanding shares of SKAN Common Stock. Assuming that the consents and approvals referred to in
Section 3.4 hereof are obtained, the Board of Directors of SKAN has conclusively determined that the provisions of Articles 10 and 12 of the Certificate of Incorporation of SKAN does not apply to this Agreement, the Bank Merger Agreement or the Option Agreement, or any of the transactions contemplated hereby or thereby.

      3.15 ENVIRONMENTAL MATTERS.

            (a) Each of SKAN and the SKAN Subsidiaries is in compliance in all material respects with all applicable federal and state laws and regulations relating to pollution or protection of the environment (including without limitation, laws and regulations relating to emissions, discharges, releases and threatened releases of Hazardous Materials (as hereinafter defined), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

            (b) There is no suit, claim, action, proceeding, investigation or notice pending or, to the knowledge of SKAN, threatened (or, to the knowledge of SKAN, past or present actions or events that could form the basis of any such suit, claim, action, proceeding, investigation or notice), in which SKAN or any SKAN Subsidiary has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices may be, named as a defendant (i) for alleged material noncompliance (including by any predecessor), with any environmental law, rule or regulation or (ii) relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site owned, leased or operated by SKAN or any SKAN Subsidiary, or to the knowledge of SKAN, relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site not owned, leased or operated by SKAN or any SKAN Subsidiary;

            (c) During the period of SKAN's or any SKAN Subsidiary's ownership or operation of any of its properties, there has not been any material release of Hazardous Materials in, on, under or affecting any such property.

            (d) To the knowledge of SKAN, neither SKAN nor any SKAN Subsidiary has made or participated in any loan to any person who is subject to any suit, claim, action, proceeding, investigation or notice, pending or threatened, with respect to (i) any alleged material noncompliance as to any property securing such loan with any environmental law, rule or regulation, or (ii) the release or the threatened release into the environment of any Hazardous Material at a site owned, leased or operated by such person on any property securing such loan.

            (e) For purposes of this section 3.15, the term "Hazardous Material" means any hazardous waste, petroleum product, polychlorinated biphenyl, chemical, pollutant, contaminant, pesticide, radioactive substance, or other toxic material, or other material or substance (in each such case, other than small quantities of such substances in retail containers) regulated under any applicable environmental or public health statute, law, ordinance, rule or regulation.

      3.16 RESERVES FOR LOSSES.

      All reserves or other allowances for possible losses reflected in SKAN's most recent financial statements referred to in Section 3.6 complied with all Laws and are adequate under GAAP. Neither SKAN nor Skaneateles Bank has been notified by the FRB, the FDIC, the New York Superintendent or SKAN's independent auditor, in writing or otherwise, that such reserves are inadequate or that the practices and policies of SKAN or Skaneateles Bank in establishing such reserves and in accounting for delinquent and classified assets generally fail to comply with applicable accounting or regulatory requirements, or that the FRB, the FDIC, the New York Superintendent or SKAN's independent auditor believes such reserves to be inadequate or inconsistent with the historical loss experience of SKAN or Skaneateles Bank. SKAN has previously furnished BSB Bancorp with a complete list of all extensions of credit and other real estate owned ("OREO") that have been classified by any bank or trust examiner (regulatory or internal) as other loans specially mentioned, special mention, substandard, doubtful, loss, classified or criticized, credit risk assets, concerned loans or words of similar import. SKAN agrees to update such list no less frequently than monthly after the date of this Agreement until the earlier of the Closing Date or the date that this Agreement is terminated in accordance with Section 8.1. All OREO held by SKAN or Skaneateles Bank is being carried net of reserves at the lower of cost or net realizable value.

      3.17 PROPERTIES AND ASSETS.

      Section 3.17 of the SKAN Disclosure Schedule lists (i) all real property owned by SKAN and each SKAN Subsidiary; (ii) each real property lease, sublease or installment purchase arrangement to which SKAN or any SKAN Subsidiary is a party; (iii) a description of each contract for the purchase, sale, or development of real estate to which SKAN or any SKAN Subsidiary is a party; and
(iv) all items of SKAN's or any SKAN Subsidiary's tangible personal property and equipment with a book value of $10,000 or more or having any annual lease payment of $10,000 or more. Except for (a) items reflected in SKAN's consolidated financial statements as of December 31, 1997 referred to in Section
3.6 hereof, (b) exceptions to title that do not interfere materially with SKAN's or any SKAN Subsidiary's use and enjoyment of owned or leased real property (other than OREO), (c) liens for current real estate taxes not yet delinquent, or being contested in good faith, properly reserved against (and reflected on the financial statements referred to in Section 3.6 above), (d) properties and assets sold or transferred in the ordinary course of business consistent with past practices since

December 31, 1997, and (e) items listed in Section 3.17 of the SKAN Disclosure Schedule, SKAN and each SKAN Subsidiary have good and, as to owned real property, marketable and insurable title to all their properties and assets, free and clear of all liens, claims, charges and other encumbrances. SKAN and each SKAN Subsidiary, as lessees, have the right under valid and subsisting leases to occupy, use and possess all property leased by them, and neither SKAN nor any SKAN Subsidiary has experienced any material uninsured damage or destruction with respect to such properties since December 31, 1997. All properties and assets used by SKAN and each SKAN Subsidiary are in good operating condition and repair suitable for the purposes for which they are currently utilized and comply in all material respects with all Laws relating thereto now in effect or scheduled to come into effect. SKAN and each SKAN Subsidiary enjoy peaceful and undisturbed possession under all leases for the use of all property under which they are the lessees, and all leases to which SKAN or any SKAN Subsidiary is a party are valid and binding obligations in accordance with the terms thereof. Neither SKAN nor any SKAN Subsidiary is in material default with respect to any such lease, and there has occurred no default by SKAN or any SKAN Subsidiary or event which with the lapse of time or the giving of notice, or both, would constitute a material default under any such lease. There are no Laws, conditions of record, or other known impediments which interfere with the intended use by SKAN or any SKAN Subsidiary of any of the property owned, leased, or occupied by them.

      3.18 INSURANCE.

      Section 3.18 of the SKAN Disclosure Schedule contains a true, correct and complete list of all insurance policies and bonds maintained by SKAN and any SKAN Subsidiary, including the name of the insurer, the policy number, the type of policy and any applicable deductibles, and all such insurance policies and bonds (or other insurance policies and bonds that have, from time to time, in respect of the nature of the risks insured against and amount of coverage provided, been substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of SKAN and any SKAN Subsidiary) are in full force and effect and have been in full force and effect. As of the date hereof, neither SKAN nor any SKAN Subsidiary has received any notice of cancellation or amendment of any such policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. The existing insurance carried by SKAN and SKAN Subsidiaries is and will continue to be, in respect of the nature of the risks insured against and the amount of coverage provided, substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of SKAN and the SKAN Subsidiaries, and is sufficient for compliance by SKAN and the SKAN Subsidiaries with all requirements of Law and agreements to which SKAN or any of the SKAN Subsidiaries is subject or is a party. True, correct and complete copies of all such policies and bonds reflected at Section 3.18 of the SKAN Disclosure Schedule, as in effect on the date hereof, have been delivered to BSB Bancorp.

      3.19 COMPLIANCE WITH APPLICABLE LAWS.

      Each of SKAN and any SKAN Subsidiary has complied in all material respects with all Laws applicable to it or to the operation of its business. Neither SKAN nor any SKAN Subsidiary has received any notice of any material alleged or threatened claim, violation, or liability under any such Laws that has not heretofore been cured and for which there is no remaining liability.

      3.20 LOANS.

      As of the date hereof:

            (a) All loans owned by SKAN or any SKAN Subsidiary, or in which SKAN or any

SKAN Subsidiary has an interest, comply in all material respects with all Laws, including, but not limited to, applicable usury statutes, underwriting and recordkeeping requirements and the Truth in Lending Act, the Equal Credit Opportunity Act, and the Real Estate Procedures Act, and other applicable consumer protection statutes and the regulations thereunder.

            (b) All loans owned by SKAN or any SKAN Subsidiary, or in which SKAN or any SKAN Subsidiary has an interest, have been made or acquired by SKAN in accordance with board of director-approved loan policies. Each of SKAN and each SKAN Subsidiary holds mortgages contained in its loan portfolio for its own benefit to the extent of its interest shown therein; such mortgages evidence liens having the priority indicated by their terms, subject, as of the date of recordation or filing of applicable security instruments, only to such exceptions as are discussed in attorneys' opinions regarding title or in title insurance policies in the mortgage files relating to the loans secured by real property or are not material as to the collectability of such loans; and all loans owned by SKAN and each SKAN Subsidiary are with full recourse to the borrowers (except as set forth at Section 3.20(b) of the SKAN Disclosure Schedule), and each of SKAN and any SKAN Subsidiary has taken no action which would result in a waiver or negation of any rights or remedies available against the borrower or guarantor, if any, on any loan. All applicable remedies against all borrowers and guarantors are enforceable except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying principles of equity. Except as set forth at Section 3.20(b) of the SKAN Disclosure Schedule, all loans purchased or originated by SKAN or any SKAN Subsidiary and subsequently sold by SKAN or any SKAN Subsidiary have been sold without recourse to SKAN or any SKAN Subsidiary and without any liability under any yield maintenance or similar obligation. True, correct and complete copies of loan delinquency reports as of December 31, 1998 prepared by SKAN and each SKAN Subsidiary, which reports include all loans delinquent or otherwise in default, have been furnished to BSB Bancorp. True, correct and complete copies of the currently effective lending policies and practices of SKAN and each SKAN Subsidiary also have been furnished to BSB Bancorp.

            (c) Except as set forth at Section 3.20(c) of the Disclosure Schedule each outstanding loan participation sold by SKAN or any SKAN Subsidiary was sold with the risk of non-payment of all or any portion of that underlying loan to be shared by each participant (including SKAN or any SKAN Subsidiary) proportionately to the share of such loan represented by such participation without any recourse of such other lender or participant to SKAN or any SKAN Subsidiary for payment or repurchase of the amount of such loan represented by the participation or liability under any yield maintenance or similar obligation. SKAN and any SKAN Subsidiary have properly fulfilled in all material respects its contractual responsibilities and duties in any loan in which it acts as the lead lender or servicer and has complied in all material respects with its duties as required under applicable regulatory requirements.

            (d) SKAN and each SKAN Subsidiary have properly perfected or caused to be properly perfected all security interests, liens, or other interests in any collateral securing any loans made by it.

      3.21 AFFILIATES.

      Each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), and for purposes of qualifying the Merger for "pooling-of-interests" accounting treatment) of SKAN is listed at Section 3.21 of the SKAN Disclosure Schedule, and except as indicated thereon each such person has delivered to BSB Bancorp, concurrently with the execution of this Agreement, a stockholder agreement in the form of Exhibit D hereto (the "SKAN Stockholder Agreement"). The SKAN Stockholder Agreement has been duly and validly executed and delivered by each person that is a party thereto and, assuming due authorization, execution and delivery by BSB Bancorp, constitutes the valid and binding obligation of such person, enforceable against such person in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

      3.22 OWNERSHIP OF BSB BANCORP COMMON STOCK.

      Except as set forth at Section 3.23 of the SKAN Disclosure Schedule, neither SKAN nor, to its knowledge, any of its directors, officers or affiliates (as used above in Section 3.21) (i) beneficially own, directly or indirectly, or
(ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of outstanding capital stock of BSB Bancorp (other than those agreements, arrangements or understandings specifically contemplated hereby).

      3.23 FAIRNESS OPINION.

      SKAN has received an oral opinion from MBD to the effect that, in its opinion as of the date hereof, the Exchange Ratio is fair to SKAN's shareholders from a financial point of view (the "MBD Fairness Opinion"). MBD has agreed to furnish a written opinion to such effect (the "MBD Fairness Opinion") for inclusion, and has consented to such inclusion, in the Registration Statement (as hereinafter defined).

      3.24 SKAN DRIP AND PURCHASE PLAN.

      Except as disclosed in Section 3.24 of the SKAN Disclosure Schedule, SKAN has taken such action as is necessary to terminate the SKAN DRIP and the Purchase Plan such that from the date hereof, no issuances or purchases of SKAN Common Stock under the SKAN DRIP or the Purchase Plan shall be permitted, nor shall any other obligations thereunder accrue.

      3.25 ACCOUNTING MATTERS.

      Neither SKAN nor, to its knowledge, any of its affiliates (as such term is defined in Rule 145 under the Securities Act), has through the date of this Agreement taken or agreed to take any action that would prevent SKAN from accounting for the business combination contemplated by this Agreement as a "pooling of interests".

      3.26 ACCURACY OF INFORMATION.

      No representation or warranty by SKAN in this Agreement or any exhibit, schedule or certificate delivered or to be delivered by SKAN to BSB Bancorp pursuant hereto contains, or when so delivered will contain, any untrue statement of a material fact, or omits, or when so delivered will omit, a material fact necessary in order to make the statement(s) of facts contained herein or therein (in light of the circumstances under which they were made) not misleading.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF BSB BANCORP

      BSB Bancorp, on behalf of itself and its wholly owned subsidiary, BSB Bank hereby makes the following representations and warranties to SKAN as set forth in this Article IV, each of which is being relied upon by SKAN as a material inducement to enter into and perform this Agreement.

      4.1 CORPORATE ORGANIZATION.

            (a) BSB Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. BSB Bancorp has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. BSB Bancorp is duly registered as a bank holding company with the FRB under the BHCA. The Certificate of Incorporation and Bylaws of BSB Bancorp, copies of which have previously been made available to SKAN, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

            (b) BSB Bank is a New York-chartered commercial duly organized and validly existing and in good standing under the laws of New York. The deposit accounts of BSB Bank are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by BSB Bank. BSB Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on business as is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Charter and Bylaws of BSB Bank, copies of which have previously been made available to SKAN, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

      4.2 CAPITALIZATION.

            (a) The authorized capital stock of BSB Bancorp consists of (i) 30,000,000 shares of BSB Bancorp Common Stock, of which 8,646,977 shares were outstanding (net of 2,604,180 treasury shares) at January 8, 1999 and (ii) 2,500,000 shares of serial preferred stock, par value $.01 per share ("BSB Bancorp Preferred Stock"), none of which were outstanding at January 8, 1999. At such date, there were 697,351 shares of BSB Bancorp Common Stock reserved for issuance pursuant to options. All of the issued and outstanding shares of BSB Bancorp Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and upon issuance in accordance with the terms hereof, the Shares will be duly authorized and validly issued, and fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, except as set forth above, BSB Bancorp does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of BSB Bancorp Common Stock or BSB Bancorp Preferred Stock or any other equity securities of BSB Bancorp or any securities presenting the right to purchase or otherwise receive any shares of BSB Bancorp Common Stock or BSB Bancorp Preferred Stock, other than pursuant to the Rights Agreement.

            (b) All of the outstanding shares of common stock of BSB Bank are owned by BSB Bancorp free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to ownership thereof.

      4.3 AUTHORITY; NO VIOLATION.

            (a) BSB Bancorp has full corporate power and authority to execute and deliver this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of BSB Bancorp. No other corporate proceedings on the part of BSB Bancorp are necessary to approve this Agreement or the Option Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and the Option Agreement will be, duly and validly executed and delivered by BSB Bancorp and (assuming due authorization, execution and delivery by SKAN) will constitute valid and binding obligations of BSB Bancorp, enforceable against BSB Bancorp in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar law affecting creditors' rights and remedies generally.

            (b) BSB Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of BSB Bank and by BSB Bancorp as the sole shareholder of BSB Bank. All corporate proceedings on the part of BSB Bank necessary to consummate the transactions contemplated thereby have been taken. The Bank Merger Agreement, upon execution and delivery by BSB Bank, will be duly and validly executed and delivered by BSB Bank and will (assuming due authorization, execution and delivery by Skaneateles Bank) constitute a valid and binding obligation of BSB Bank, enforceable against BSB Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

            (c) Neither the execution and delivery of this Agreement or the Option Agreement by BSB Bancorp or the Bank Merger Agreement by BSB Bank, nor the consummation by BSB Bancorp or BSB Bank, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by BSB Bancorp or BSB Bank with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of BSB Bancorp or the Charter or Bylaws of BSB Bank, as the case may be, or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any Laws applicable to BSB Bancorp, BSB Bank or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of BSB Bancorp or BSB Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which BSB Bancorp or BSB Bank is a party, or by which they or any of their respective properties or assets may be bound or affected.

      4.4 REGULATORY APPROVALS.

            (a) Except for (i) the filing of applications, notices and waiver requests, as applicable, as to the Merger and the Bank Merger with the FRB and the New York Superintendent and approval of such applications, notices and waiver requests, (ii) the filing of any required applications or notices with the FDIC and the New York Superintendent as to the subsidiary activities of Skaneateles Bank which become service corporation or operating subsidiaries of BSB Bank and approval of such applications and notices, (iii) the filing with the SEC of a registration statement on Form S-4 to register the shares of BSB Bancorp Common Stock to be issued in connection with the Merger (including the shares of BSB Bancorp Common Stock that may be issued upon the exercise of the options referred to in Section 1.5 hereof), which will include the Proxy

Statement/Prospectus, (iv) the approval of this Agreement by the requisite vote of the shareholders of SKAN, (v) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the DGCL, (vi) the filings required by the Bank Merger Agreement, and (vii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states or with Nasdaq (or such other exchange as may be applicable) in connection with the issuance of the shares of BSB Bancorp Common Stock pursuant to this Agreement, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with
(1) the execution and delivery by BSB Bancorp of this Agreement and the Option Agreement, (2) the consummation by BSB Bancorp of the Merger and the other transactions contemplated hereby, (3) the execution and delivery by BSB Bank of the Bank Merger Agreement, and (4) the consummation by BSB Bank of the transactions contemplated by the Bank Merger Agreement except for such consents, approvals or filings the failure of which to obtain will not have a material adverse effect on the ability of SKAN to consummate the transactions contemplated thereby.

            (b) BSB Bancorp hereby represents to SKAN that it has no knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 4.4(a) cannot be obtained or granted on a timely basis.

      4.5 FINANCIAL STATEMENTS; EXCHANGE ACT FILINGS; BOOKS AND RECORDS.

            (a) BSB Bancorp's consolidated balance sheets as of December 31, 1996 and 1997 and the related consolidated statements of income, changes in shareholders' equity and cash flows are as reported in BSB Bancorp's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of BSB Bancorp's independent auditors, and the interim financial statements of BSB Bancorp as of and for the nine months ended September 30, 1997 and 1998, are as included in BSB Bancorp's quarterly report on Form 10-Q for the period ended September 30, 1998, as filed with the SEC. The financial statements referred to in this Section 4.5 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.8 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial condition of BSB Bancorp and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.8 hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.8 hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. BSB Bancorp's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and all subsequently filed reports under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act comply in all material respects with the appropriate requirements for such reports under the Exchange Act, and BSB Bancorp has previously delivered to SKAN true, correct and complete copies of such reports. BSB Bancorp has made all filings required of it under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The books and records of BSB Bancorp and BSB Bank have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

            (b) Neither BSB Bancorp nor any of its Subsidiaries is an "affiliate" (as such term is defined in DGCL ss.203(c) (1)) or an "associate" (as such term is defined in DGCL ss.203(c) (2)) of SKAN.

      4.6 AGREEMENTS WITH REGULATORY AGENCIES.

      Neither BSB Bancorp nor any of its affiliates is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or has adopted any board resolutions at the request of any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has BSB Bancorp, nor BSB Bank been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

      4.7 LEGAL PROCEEDINGS.

            (a) Neither BSB Bancorp nor any of its Subsidiaries is a party to any, and there are no pending or, to BSB Bancorp's knowledge, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against BSB Bancorp or any of its Subsidiaries in which, to BSB Bancorp's knowledge, there is a reasonable probability of any material recovery against or other material effect upon BSB Bancorp or any of its Subsidiaries or which challenge the validity or propriety of the transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreement as to which there is a reasonable probability of success.

            (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than regulations of general application) imposed upon BSB Bancorp, any of its Subsidiaries or the assets of BSB Bancorp or any of its Subsidiaries.

      4.8 COMPLIANCE WITH APPLICABLE LAWS.

      Each of BSB Bancorp and any BSB Bancorp Subsidiary has complied in all material respects with all Laws applicable to it or to the operation of its business. Neither BSB Bancorp nor any BSB Bancorp Subsidiary has received any notice of any material alleged or threatened claim, violation, or liability under any such Laws that has not heretofore been cured and for which there is no remaining liability.

      4.9 ACCOUNTING MATTERS.

      Neither BSB Bancorp nor, to its knowledge, any of its affiliates (as such term is defined in Rule 145 under the Securities Act), has through the date of this Agreement taken or agreed to take any action that would prevent BSB Bancorp from accounting for the business combination contemplated by this Agreement as a "pooling of interests".

      4.10 OWNERSHIP OF SKAN COMMON STOCK.

      Except for BSB Bancorp's right to acquire share of SKAN Common Stock pursuant to the Option Agreement, neither BSB Bancorp nor any of its affiliates or associates beneficially owns, directly or indirectly, more than 5% of the outstanding shares of SKAN Common Stock.

      4.11 INSURANCE OF DEPOSITS.

      Deposit accounts in BSB Bank are insured by the Federal Deposit Insurance Corporation in accordance with the Federal Deposit Insurance Act ("FDIA"). BSB Bank has paid all assessments and filed all reports required under the FDIA and is in compliance with all regulatory requirements imposed in connection with the insurance of its deposits.

                                    ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

      5.1 COVENANTS OF SKAN

      During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, the Bank Merger Agreement or the Option Agreement or with the prior written consent of BSB Bancorp, SKAN and each SKAN Subsidiary shall carry on their respective businesses in the ordinary course consistent with past practices and consistent with prudent banking practices. SKAN will use its reasonable efforts to (x) preserve its business organization and that of each SKAN Subsidiary intact, (y) keep available to itself and BSB Bancorp the present services of the employees of SKAN and each SKAN Subsidiary and (z) preserve for itself and BSB Bancorp the goodwill of the customers of SKAN and each SKAN Subsidiary and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in Section 5.1 of the SKAN Disclosure Schedule or as otherwise contemplated by this Agreement or consented to by BSB Bancorp in writing, SKAN shall not, and shall not permit any SKAN Subsidiary to:

            (a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock (except for the payment of regular quarterly cash dividends by SKAN not to exceed $.07 per share on the SKAN Common Stock with declaration, record and payment dates corresponding to the quarterly dividends paid by SKAN during its fiscal year ended December 31, 1998 and except that any SKAN Subsidiary may declare and pay dividends and distributions to SKAN; provided, however, that SPCC may make any required distributions to holders of its capital stock within 30 days after the end of calendar year 1998 pursuant to a distribution declared and payable to holders of record prior to the end of calendar year 1998; provided further, however, that under no circumstances shall SKAN declare, set aside or pay any dividends if it would result in the holders of SKAN Common Stock receiving more than four cash dividend payments in fiscal 1998, when considered with anticipated BSB Bancorp dividends based on past practice, nor shall SKAN be prohibited from declaring, setting aside or paying dividends consistent herewith if the Closing Date is such that holders of SKAN Common Stock would receive fewer than four cash dividends in 1999, when considered with anticipated BSB Bancorp dividends based on past practice, it being understood that the parties hereto intend for SKAN to pay its regular quarterly cash dividends to shareholders as to any completed fiscal quarter prior to the Effective Time;

            (b) (i) split, combine or reclassify any shares of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except upon the exercise or fulfillment of rights or options issued or existing pursuant to the SKAN Stock Plans in accordance with their present terms, all to the extent outstanding and in existence on the date of this Agreement, and except pursuant to the Option Agreement, or (ii) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(c) hereof), any shares of the capital stock of SKAN or any SKAN Subsidiary, or any securities convertible into or exercisable for any shares of the capital stock of SKAN or any SKAN Subsidiary;

            (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of SKAN Common Stock pursuant to stock options or similar rights to acquire SKAN Common Stock granted pursuant to the SKAN Stock Plans and outstanding prior to the date of this Agreement, in each case in accordance with their present terms, (ii) pursuant to the Option Agreement and (iii) the issuance of 10% Cumulative Preferred Stock in accordance with the subscriptions therefor accepted by SPCC through January 7, 1999;

            (d) amend its Certificate of Incorporation, Bylaws or other similar governing documents;

            (e) authorize or permit any of its officers, directors, employees or agents to, directly or indirectly, (i) solicit, initiate or encourage any inquiries relating to, or the making of any proposal from, (ii) engage in discussions or negotiations with or (iii) provide any information to, any person, entity or group (other than BSB Bancorp) concerning any Acquisition Transaction (as defined below). Notwithstanding the foregoing, SKAN may enter into discussions or negotiations or provide information in connection with a possible Acquisition Transaction if the Board of Directors of SKAN, based upon a written opinion of counsel, reasonably determines in the exercise of its fiduciary duty that such discussions or negotiations must be commenced or such information must be furnished. SKAN shall promptly communicate to BSB Bancorp the material terms of any proposal, whether written or oral, which it may receive in respect of any such Acquisition Transaction and whether it is having discussions or negotiations with a third party about an Acquisition Transaction with, or providing information in connection with, or which may lead to, an Acquisition Transaction with a third party. SKAN will promptly cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than BSB Bancorp with respect to any of the foregoing. As used in this Agreement, Acquisition Transaction shall mean any offer, proposal or expression of interest relating to (I) any tender or exchange offer, (II) merger, consolidation or other business combination involving SKAN or any SKAN Subsidiary, or (III) the acquisition in any manner of a substantial equity interest in, or a substantial portion of the assets out of the ordinary course of business of, SKAN or Skaneateles Bank other than the transactions contemplated or permitted by this Agreement, the Bank Merger Agreement and the Option Agreement;

            (f) make capital expenditures aggregating in excess of $10,000;

            (g) enter into any new line of business;

            (h) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings, or in the ordinary course of business consistent with prudent banking practices;

            (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement or the Bank Merger Agreement, except, in every case, as may be required by applicable law;

            (j) change its methods of accounting in effect at December 31, 1997 except as required by changes in GAAP or regulatory accounting principles as concurred to by BSB Bancorp's independent auditors;

            (k) (i) except as required by applicable law or to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between SKAN or any SKAN Subsidiary and one or more of its current or former directors or officers, (ii) increase in any manner the compensation of any employee or director or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares), (iii) enter into, modify or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits, (iv) hire any new employee at an annual compensation in excess of $20,000, (v) pay expenses of any employees or directors for attending conventions or similar meetings which conventions or meetings are held after the date hereof, (vi) promote to a rank of vice president or more senior any employee, or (vii) pay any retention or other bonuses to any employees;

            (l) except for short-term borrowings with a maturity of one year or less in the ordinary course of business consistent with past practices, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

            (m) sell, purchase, enter into a lease, relocate, open or close any banking or other office, or file an application pertaining to such action with any Governmental Entity;

            (n) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosure, settlements in lieu of foreclosure, or troubled loan or debt restructuring, in the ordinary course of business consistent with past banking practices;

            (o) make any new loans to, modify the terms of any existing loan to, or engage in any other transactions (other than routine banking transactions) with, any Affiliated Person of SKAN or any SKAN Subsidiary other than transfers of loans to SPCC;

            (p) make any investment, or incur deposit liabilities, other than in the ordinary course of business consistent with past practices, including deposit pricing, and which would not change the risk profile of Skaneateles Bank based on its existing deposit and lending policies or make any equity investments;

            (q) purchase any loans or sell, purchase or lease any real property, except for the sale of real estate that is the subject of a casualty loss or condemnation or the sale of OREO on a basis consistent with past practices;

            (r) originate (i) any loans except in accordance with existing Skaneateles Bank lending policies, (ii) conforming residential mortgage loans in excess of $200,000, (iii) unsecured consumer loans in excess of $25,000, (iv) commercial business loans in excess of $100,000 as to any loan or $100,000 in the aggregate as to related loans, or loans to related persons, (v) commercial real estate first mortgage loans in excess of $100,000 as to any loan or $100,000 in the aggregate as to related loans, or loans to related persons, or
(vi) land acquisition loans to borrowers who intend to construct a residence on such land in excess of the lesser of 75% of the appraised value of such land or $25,000, except in each case for loans for which written applications have been received by Skaneateles Bank as of the date hereof (each of which is set forth at Section 5.1(r) of the SKAN Disclosure Schedule);

            (s) make any investments in any equity or derivative securities, or any debt securities issued or guaranteed by any municipality or otherwise exempt to any extent from federal, state or local taxation, or engage in any forward commitment, futures transaction, financial options transaction, hedging or arbitrage transaction or covered asset trading activities or make any investments in any investment security with a maturity of greater than one year;

            (t) sell or purchase any mortgage loan servicing rights other than selling servicing rights associated with FHA loans; or

            (u) agree or commit to do any of the actions set forth in (a) - (t) above.

The consent of BSB Bancorp to any action by SKAN or any SKAN Subsidiary that is not permitted by any of the preceding paragraphs shall be evidenced by a writing signed by the Chairman, President or any Senior Vice President of BSB Bancorp.

      5.2 MERGER COVENANTS.

      Notwithstanding that SKAN believes that it has established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, SKAN recognizes that BSB Bancorp may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). In that regard, and in general, from and after the date of this Agreement to the Effective Time, SKAN and BSB Bancorp shall consult and cooperate with each other in order to formulate the plan of integration for the Merger, including, among other things, with respect to conforming, based upon such consultation, SKAN's loan, accrual and reserve policies to those policies of BSB Bancorp to the extent appropriate.

      5.3 COMPLIANCE WITH ANTITRUST LAWS.

      Each of BSB Bancorp and SKAN shall use its reasonable best efforts to resolve objections, if any, which may be asserted with respect to the Merger under antitrust laws, including, without limitation, the Hart-Scott-Rodino Act. In the event a suit is threatened or instituted challenging the Merger as violative of antitrust laws, each of BSB Bancorp and SKAN shall use its reasonable best efforts to avoid the filing of, or resist or resolve such suit. BSB Bancorp and SKAN shall use their reasonable best efforts to take such action as may be required: (a) by the Antitrust Division of the Department of Justice or the Federal Trade Commission in order to resolve such objections as either of them may have to the Merger under antitrust laws, or (b) by any federal or state court of the United States, in any suit brought by a private party or governmental entity challenging the Merger as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of the Merger. Reasonable best efforts shall not include, among other things and to the extent BSB Bancorp so desires, the willingness of BSB Bancorp to accept an order agreeing to the divestiture, or the holding separate, of any assets of BSB Bancorp or SKAN.

      5.4 TERMINATION OF 401(K) PLAN AND ESOP.

      As soon as practicable after the date of this Agreement, but in no event less than 24 hours prior to the Effective Time, SKAN and each SKAN Subsidiary shall adopt all corporate resolutions necessary to: (i) freeze participation and benefit accruals under all Plans that are intended to the "qualified" under Code section 401 (the "Qualified Plans"), effective no later than 24 hours prior to the Effective Time; and (ii) terminate such Qualified Plans, effective no later than 24 hours prior to the Effective Time. As soon as practicable after the date of this Agreement, but in no event less than 24 hours prior to the Effective Time, SKAN and each SKAN Subsidiary shall contribute to each Qualified Plan all contributions, including but not limited to employee deferrals and related matching contributions, required or necessary under the terms of such Qualified Plan covering the benefits that have accrued as of the Effective Time.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

      6.1 REGULATORY MATTERS.

            (a) Upon the execution and delivery of this Agreement, BSB Bancorp and SKAN (as to information to be included therein pertaining to SKAN) shall promptly cause to be prepared and filed with the SEC a registration statement of BSB Bancorp on Form S-4, including the Proxy

Statement/Prospectus (the "Registration Statement") for the purpose of registering the BSB Bancorp Common Stock to be issued in the Merger, and for soliciting the approval of this Agreement and the Merger by the shareholders of SKAN. BSB Bancorp and SKAN shall use their reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as possible after the filing. The parties shall cooperate in responding to and considering any questions or comments from the SEC staff regarding the information contained in the Registration Statement. If at any time after the Registration Statement is filed with the SEC, and prior to the Closing Date, any event relating to SKAN is discovered by SKAN which should be set forth in an amendment of, or a supplement to, the Registration Statement, including the Prospectus/Proxy Statement, SKAN shall promptly inform BSB Bancorp, and shall furnish BSB Bancorp with all necessary information relating to such event whereupon BSB Bancorp shall promptly cause an appropriate amendment to the Registration Statement to be filed with the SEC. Upon the effectiveness of such amendment, each of BSB Bancorp and SKAN (if prior to the meeting of shareholders pursuant to Section
6.3 hereof) will take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to its shareholders entitled to vote at such meeting. If at any time after the Registration Statement is filed with the SEC, and prior to the Closing Date, any event relating to BSB Bancorp is discovered by BSB Bancorp which should be set forth in an amendment of, or a supplement to, the Registration Statement, including the Prospectus/Proxy Statement, BSB Bancorp shall promptly inform SKAN, and BSB Bancorp shall promptly cause an appropriate amendment to the Registration Statement to be filed with the SEC. Upon the effectiveness of such amendment, each of BSB Bancorp and SKAN (if prior to the meeting of shareholders pursuant to Section 6.3 hereof) will take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to its shareholders entitled to vote at such meeting. BSB Bancorp shall also use reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement and the Bank Merger Agreement and SKAN shall furnish all information concerning SKAN and the holders of SKAN Common Stock as may be reasonably requested in connection with any such action.

            (b) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger and the Bank Merger). SKAN and BSB Bancorp shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to SKAN or BSB Bancorp, as the case may be, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall be deemed to provide either party with a right to review any information provided to any Governmental Entity on a confidential basis in connection with the transactions contemplated hereby. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to contemplation of the transactions contemplated herein.

            (c) SKAN shall, upon request, furnish BSB Bancorp with all information concerning SKAN and its directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement or any other statement, filing, notice or application made by or on behalf of BSB Bancorp to any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement.

            (d) SKAN shall provide all information relating to SKAN and its Subsidiaries necessary for inclusion in the Registration Statement, and such information shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. Each of SKAN and BSB Bancorp shall cause the portions of the Registration Statement relating to it or any of its Subsidiaries to comply in all material respects with the provisions of the Securities Act, Exchange Act and the rules and regulations thereunder.

            (e) BSB Bancorp and SKAN shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (defined in Section 7.1(c) hereof) will not be obtained or that the receipt of any such approval will be materially delayed.

      6.2 ACCESS TO INFORMATION.

            (a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, SKAN shall accord to the officers, employees, accountants, counsel and other representatives of BSB Bancorp, access, during normal business hours during the period prior to the Effective Time, to all its and its Subsidiaries' properties, books, contracts, commitments and records and, during such period, SKAN shall make available to BSB Bancorp (i) a copy of each report, schedule, registration statement and other document filed or received by it (including Skaneateles Bank) during such period pursuant to the requirements of federal securities laws or federal or state banking laws and (ii) all other information concerning its (including Skaneateles Bank) business, properties and personnel as BSB Bancorp may reasonably request. BSB Bancorp shall receive notice of all meetings of the SKAN and Skaneateles Bank Board of Directors and any committees thereof, and of any management committees (in all cases, at least as timely as all SKAN and Skaneateles Bank, as the case may be, representatives to such meetings are required to be provided notice). Up to two representatives of BSB Bancorp shall be permitted to attend all meetings of the Board of Directors (except for the portion of such meetings which relate to the Merger or an Acquisition Transaction or such other matters deemed confidential ("Confidential Matters") of SKAN or Skaneateles Bank, as the case may be) and such meetings of committees of the Board of Directors and management of SKAN and Skaneateles Bank which BSB Bancorp desires. BSB Bancorp will hold all such information in confidence to the extent required by, and in accordance with, the provisions of that certain confidentiality agreement between BSB Bancorp and SKAN dated January 15, 1999 (the "Confidentiality Agreement").

            (b) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

            (c) SKAN shall provide BSB Bancorp with true, correct and complete copies of all financial and other information provided to directors of SKAN and Skaneateles Bank in connection with meetings of their Boards of Directors or committees thereof.

      6.3 SHAREHOLDER MEETING.

            SKAN shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders within 35 days after the Registration Statement becomes effective for the purpose of voting upon the approval of this Agreement and the Merger (the "Special Meeting"). Management and the Board of Directors of SKAN shall recommend to SKAN's shareholders approval of this Agreement, including the Merger, and the transactions contemplated hereby, together with any matters incident thereto, and shall oppose any third party proposal or other action that is inconsistent with this Agreement or the consummation of the transactions contemplated hereby, unless the Board of Directors of SKAN reasonably determines, based upon the written advice of SKAN's legal counsel, that such recommendation or opposition, as the case may be, would constitute a breach of the exercise of its fiduciary duty. SKAN and BSB Bancorp shall coordinate and cooperate with respect to the foregoing matters.

      6.4 LEGAL CONDITIONS TO MERGER.

      Each of BSB Bancorp and SKAN shall use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and
(b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by SKAN or BSB Bancorp in connection with the Merger and the other transactions contemplated by this Agreement.

      6.5 STOCK EXCHANGE LISTING.

      BSB Bancorp shall cause the shares of BSB Bancorp Common Stock to be issued in the Merger and pursuant to options referred to herein to be approved for quotation on the Nasdaq Stock Market National Market System (or such other exchange on which the BSB Bancorp Common Stock has become listed, or approved for listing) prior to or at the Effective Time.

      6.6 EMPLOYEES AND ADVISORY DIRECTORS.

            (a) To the extent permissible under the applicable provisions of the Code and ERISA, for purposes of crediting periods of service for eligibility to participate under employee pension benefit plans (within the meaning of ERISA
Section 3(2)) maintained by BSB Bancorp or BSB Bank, as applicable, and in the case of BSB Bank's 401(k) Plan, for purposes of vesting, individuals who are employees of SKAN or any SKAN Subsidiary at the Effective Time will be credited with periods of service with SKAN or any SKAN Subsidiary before the Effective Time as if such service had been with BSB Bancorp or BSB Bank, as applicable; provided, however, that no such service credit shall be given for purposes of benefit accrual and (except in the case of BSB Bank' s 401(k) Plan) vesting. Similar service credit shall also be given by BSB Bancorp or BSB Bank in determining eligibility to participate in other retirement, vacation and similar benefits provided to such employees of SKAN or Skaneateles Bank after the Merger.

            (b) After the Effective Time, employees of SKAN or its Subsidiaries who continue to be employed by BSB Bancorp or any of its Subsidiaries, will be eligible for benefits that BSB Bancorp or such Subsidiary, as the case may be, provides to its employees generally and on substantially the same basis to such employees. BSB Bancorp will cause BSB Bank to use its reasonable best efforts to offer a position of at-will employment to each of the non-officer and non-managerial branch office personnel of SKAN or its Subsidiaries who is in good standing as of the Effective Time (a "SKAN Employee") at or within 25 miles of his or her place of employment as of the Effective Time. In addition, BSB Bancorp will cause BSB Bank to use its reasonable best efforts in connection with reviewing applicants for employment positions to give SKAN Employees who are not offered positions at the Effective Time the same consideration as is afforded BSB Bancorp or BSB Bank employees for such position in accordance with its policies in effect at such time. BSB Bancorp or BSB Bank will use their reasonable best efforts to provide reasonable and appropriate on-the-job training to SKAN Employees whose positions are eliminated as a result of the Merger or the Bank Merger. For purposes of the severance policies of BSB Bank (as now in effect or hereafter amended), employees of SKAN and its Subsidiaries who become employees of BSB Bancorp or BSB Bank as a result of the Merger or the Bank Merger (other than any such employee who is a party to a written agreement with BSB Bancorp or BSB Bank relating to employment or severance, including any such agreement with SKAN or any Subsidiary that is assumed as a result of the Merger or the Bank Merger) shall be credited with periods of service with SKAN and such Subsidiaries as if such service had been with BSB Bancorp or BSB Bank, as appropriate. BSB Bancorp will or will cause BSB Bank to (i) give credit to employees of SKAN and its Subsidiaries, with respect to the satisfaction of the limitations as to pre-existing condition exclusions and waiting periods for participation and coverage which are applicable under the welfare benefit plans of BSB Bancorp or BSB Bank, equal to the credit that any such employee had received as of the Effective Time towards the satisfaction of any such limitations and waiting periods under the comparable welfare benefit plans of SKAN or its Subsidiaries.

            (c) Following the Merger, BSB Bancorp agrees that it shall honor the existing written deferred compensation, employment, change of control and severance contracts with directors and employees of SKAN and its Subsidiaries that are specifically listed at Section 3.12(a) of the SKAN Disclosure Schedule; provided, however, that in making the foregoing agreement, except as otherwise required by law, BSB Bancorp will honor such contracts only to the extent that, as represented at Section 3.11 hereof, none of such deferred compensation, employment, change of control and severance contracts, nor any other Plan, program, agreement or other arrangement, either individually or collectively, provides for any payment by SKAN or any Subsidiary that would not be deductible under Code Sections 162(a)(1), 162(m) or 404 or that would constitute a "parachute payment" within the meaning of Code Section 280G.

            (d) Following the Merger, BSB Bancorp shall offer to any Skaneateles Bank employee who, as of the Bank Merger, has a title at BSB Bank of Administrative Vice President or higher, a Change of Control Severance Agreement in the form offered to other such senior officers of BSB Bank.

            (e) The non-employee directors of Skaneateles Bank serving immediately prior to the Effective Time will be invited to serve on an advisory board to BSB Bank after the Bank Merger for a period of at least 12 months. Such advisory directors each will be paid an annual retainer for such service of $2,000.

      6.7 INDEMNIFICATION.

            (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of SKAN (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of SKAN or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and defend against and respond thereto to the extent permitted by applicable law and the Certificate of Incorporation and Bylaws of SKAN. It is understood and agreed that after the Effective Time, BSB Bancorp shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law and the Certificate of Incorporation and Bylaws of BSB Bancorp as in effect on the date hereof (subject to change as required by law), each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to BSB Bancorp; provided, however, that (1) BSB Bancorp shall have the right to assume the defense thereof and upon such assumption BSB Bancorp shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if BSB Bancorp elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between BSB Bancorp and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to BSB Bancorp, and BSB Bancorp shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) BSB Bancorp shall be obligated pursuant to this paragraph to pay for only one firm of counsel for each Indemnified Party, (3) BSB Bancorp shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed), and (4) BSB Bancorp shall not be obligated pursuant to this paragraph to the extent that a final judgment determines that any such losses, claims, damages, liabilities, costs, expenses, judgments, fines and amounts paid in settlement are as a result of the gross negligence, willful misconduct or malfeasance of the Indemnified Party. BSB Bancorp shall have no obligation to advance expenses incurred in connection with a threatened or pending action, suit or preceding in advance of final disposition of such action, suit or proceeding, unless (i) BSB Bancorp would be permitted to advance such expenses pursuant to the DGCL and BSB Bancorp's Certificate of Incorporation or Bylaws, and (ii) BSB Bancorp receives an undertaking by the Indemnified Party to repay such amount if it is determined that such party is not entitled to be indemnified by BSB Bancorp pursuant to the DGCL and BSB Bancorp's Certificate of Incorporation or Bylaws. Any Indemnified Party wishing to claim indemnification under this Section 6.7, upon learning of any such claim, action, suit, proceeding or investigation, shall notify BSB Bancorp thereof; provided, however, that the failure to so notify shall not affect the obligations of BSB Bancorp under this Section 6.7 except to the extent such failure to notify materially prejudices BSB Bancorp. BSB Bancorp's obligations under this Section 6.7 continue in full force and effect for a period of three years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

            (b) BSB Bancorp shall use commercially reasonable efforts to cause the persons serving as officers and directors of SKAN immediately prior to the Effective Time to be covered by a directors' and officers' liability insurance policy ("Tail Insurance") of substantially the same coverage and amounts containing terms and conditions which are generally not less advantageous than SKAN's current policy with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such for an aggregate premium cost for the Tail Insurance reasonably consistent with the aggregate premium cost for SKAN's current policy and for a period not less than one year.

      6.8 SUBSEQUENT INTERIM AND ANNUAL FINANCIAL STATEMENTS.

      As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the fourth fiscal quarter, as to which the time period shall be 90 days), BSB Bancorp will deliver to SKAN and SKAN will deliver to BSB Bancorp their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, as filed with the SEC under the Exchange Act. Each party shall deliver to the other any Current Reports on Form 8-K promptly after filing such reports with the SEC.

      6.9 ADDITIONAL AGREEMENTS.

      In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest the Surviving Corporation or the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, or the constituent banks to the Bank Merger, as the case may be, the proper officers and directors of each party to this Agreement and BSB Bancorp's and SKAN's Subsidiaries shall take all such necessary action as may be reasonably requested by BSB Bancorp.

      6.10 ADVICE OF CHANGES.

      BSB Bancorp and SKAN shall promptly advise the other party of any change or event that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect on it or to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time, each party will promptly supplement or amend its disclosure schedule delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule or which is necessary to correct any information in such disclosure schedule which has been rendered inaccurate thereby. No supplement or amendment to such disclosure schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 7.2(a) or 7.3(a) hereof, as the case may be, or the compliance by SKAN with the covenants set forth in Section 5.1 hereof.

      6.11 CURRENT INFORMATION.

      During the period from the date of this Agreement to the Effective Time, SKAN will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of BSB Bancorp and to report the general status of the ongoing operations of SKAN. SKAN will promptly notify BSB Bancorp of any material change in the normal course of business or in the operation of the properties of SKAN and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving SKAN, and will keep BSB Bancorp fully informed of such events.

      6.12 EXECUTION AND AUTHORIZATION OF BANK MERGER AGREEMENT.

      Prior to the Effective Time, (a) BSB Bancorp and SKAN each shall execute and deliver the Certificate of Merger substantially in the form at Exhibit C, and (b) BSB Bancorp and SKAN each shall cause BSB Bank and Skaneateles Bank, respectively, to execute and deliver the Bank Merger Agreement, in substantially the form at Exhibit A.

      6.13 CHANGE IN STRUCTURE.

      BSB Bancorp may elect to modify the structure of the transactions contemplated by this Agreement as noted herein so long as (i) there are no material adverse federal income tax consequences to the SKAN shareholders as a result of such modification, (ii) the consideration to be paid to the SKAN shareholders under this Agreement is not thereby changed or reduced in kind or amount, and (iii) such modification will not be reasonably likely to delay materially or jeopardize receipt of any required regulatory approvals. In the event that BSB Bancorp elects to change the structure of the Merger, the Bank Merger or any other transactions contemplated hereby, the parties agree to modify this Agreement and the various exhibits hereto, or enter into any other agreements, to reflect such revised structure. In such event, BSB Bancorp shall prepare appropriate amendments to this Agreement and the exhibits hereto, or other documents, for execution by the parties hereto. BSB Bancorp and SKAN agree to cooperate fully with each other to effect such amendments or other documents.

      6.14 TRANSACTION EXPENSES OF SKAN.

            (a) For planning purposes, SKAN shall, within 15 days from the date hereof, provide BSB Bancorp with its estimated budget of transaction-related expenses reasonably anticipated to be payable by SKAN in connection with this transaction, including the fees and expenses of counsel, accountants, investment bankers and other professionals. SKAN shall promptly notify BSB Bancorp if or when it determines that it will expect to exceed its budget.

            (b) Promptly after the execution of this Agreement, SKAN shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. SKAN shall accrue and/or pay all of such amounts which are actually due and owing as soon as possible.

            (c) SKAN shall advise BSB Bancorp monthly of all out-of-pocket expenses which SKAN has incurred in connection with this transaction.

            (d) BSB Bancorp, in reasonable consultation with SKAN, shall make all arrangements with respect to the printing and mailing of the Proxy Statement/Prospectus. SKAN shall, if BSB Bancorp reasonably deems necessary, also engage a proxy solicitation firm to assist in the solicitation of proxies for their respective the Special Meeting. SKAN agrees to cooperate as to such matters.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

      7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.

      The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (A) SHAREHOLDER APPROVAL.

            This Agreement, including the Certificate of Merger, and the Merger shall have been approved and adopted by the affirmative vote of the holders of a two-thirds of the outstanding shares of SKAN Common Stock entitled to vote thereon.

            (B) STOCK EXCHANGE LISTING.

            The shares of BSB Bancorp Common Stock which shall be issued in the Merger (including the BSB Bancorp Common Stock that may be issued upon exercise of the options referred to in Section 1.5 hereof) upon consummation of the Merger shall have been authorized for quotation on the Nasdaq Stock Market National Market System (or such other exchange on which the BSB Bancorp Common Stock may become listed).

            (C) OTHER APPROVALS.

            All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals"). No Requisite Regulatory Approval shall contain a non-customary condition that BSB Bancorp reasonably determines to be burdensome or otherwise alter the benefits for which it bargained in this

Agreement.

            (D) REGISTRATION STATEMENT.

            The Registration Statement shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

            (E) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY.

            No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions (an "Injunction") contemplated by this Agreement or the Certificate of Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

            (F) FEDERAL TAX OPINION.

            BSB Bancorp and SKAN shall have received from [Hogan & Hartson L.L.P., counsel to BSB Bancorp], an opinion in form and substance reasonably satisfactory to BSB Bancorp, substantially to the effect that on the basis of facts, representations, and assumptions set forth in such opinion which are consistent with the state of facts existing at the time of such opinion, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may require and, to the extent such counsel deems necessary or appropriate, may rely upon representations made in certificates of officers of SKAN, BSB Bancorp, their respective affiliates and others.

            (G) POOLING OF INTERESTS.

            BSB Bancorp shall have received (i) advice of PricewaterhouseCoopers LLP and KPMG LLP, independent accountants, within two weeks of the date hereof, to the effect that the Merger will be accounted for as a pooling of interests, and (ii) as of the Effective Time, a written opinion of each of PricewaterhouseCoopers LLP and KPMG LLP to the effect that the Merger will be accounted for as a pooling-of-interests.

      7.2 CONDITIONS TO OBLIGATIONS OF BSB BANCORP.

      The obligation of BSB Bancorp to effect the Merger is also subject to the satisfaction or waiver by BSB Bancorp at or prior to the Effective Time of the following conditions:

            (A) REPRESENTATIONS AND WARRANTIES.

            The representations and warranties of SKAN set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct, unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on SKAN. Such determination of aggregate Material Adverse Effect shall be made as if there were no materiality qualifications in such representations and warranties. BSB Bancorp shall have received a certificate signed on behalf of SKAN by each of the President and Chief Executive Officer and the Chief Financial Officer of SKAN to the foregoing effect.

            (B) PERFORMANCE OF COVENANTS AND AGREEMENTS OF SKAN

            SKAN shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date. BSB Bancorp shall have received a certificate signed on behalf of SKAN by each of the President and Chief Executive Officer and the Chief Financial Officer of SKAN to such effect.

            (C) CONSENTS UNDER AGREEMENTS.

            (i) The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 7.1(c) hereof) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of SKAN under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained except for those, the failure of which to obtain, will not result in a Material Adverse Effect on the Surviving Corporation.

            (ii) The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 7.1(c) hereof) whose consent or approval shall be required in order to permit the succession by the Surviving Bank pursuant to the Bank Merger to any obligation, right or interest of Skaneateles Bank under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained except for those, the failure of which to obtain, will not result in a Material Adverse Effect on the Surviving Bank.

            (D) NO PENDING GOVERNMENTAL ACTIONS.

            No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

            (E) NO MATERIAL ADVERSE CHANGE.

            There shall have been no changes, other than changes contemplated by this Agreement, in the business, operations, condition (financial or otherwise), assets or liabilities of SKAN or any SKAN Subsidiary (regardless of whether or not such events or changes are inconsistent with the representations and warranties given herein) that individually or in the aggregate has had or would have a Material Adverse Effect on SKAN.

            (F) LEGAL OPINION.

            BSB Bancorp shall have received the opinion of Harter, Secrest & Emery LLP, counsel to SKAN, dated the Closing Date, as to such matters as BSB Bancorp may reasonably request. As to any matter in such opinion which involves matters of fact, such counsel may rely upon the certificates of officers and directors of SKAN and of public officials, reasonably acceptable to BSB Bancorp.

            (G) ACCOUNTANT'S COMFORT LETTER.

            SKAN shall have caused to be delivered on the respective dates thereof to BSB Bancorp "comfort letters" from KPMG LLP, SKAN's independent auditors, dated the date on which the Registration Statement or last amendment thereto shall become effective, and dated the date of the Closing (defined in Section 9.1 hereof), and addressed to BSB Bancorp and SKAN, with respect to SKAN's financial data presented in the Proxy Statement/Prospectus, which letters shall be based upon Statements on Auditing Standards Nos. 72 and 76.

      7.3 CONDITIONS TO OBLIGATIONS OF SKAN.

      The obligation of SKAN to effect the Merger is also subject to the satisfaction or waiver by SKAN at or prior to the Effective Time of the following conditions:

            (A) REPRESENTATIONS AND WARRANTIES.

            The representations and warranties of BSB Bancorp set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct, unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on BSB Bancorp. Such determination of aggregate Material Adverse Effect shall be made as if there were no materiality qualifications in such representations and warranties. SKAN shall have received a certificate signed on behalf of BSB Bancorp by each of the President and the Chief Financial Officer of BSB Bancorp to the foregoing effect.

            (B) PERFORMANCE OF COVENANTS AND AGREEMENTS OF BSB BANCORP.

            BSB Bancorp shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date. SKAN shall have received a certificate signed on behalf of BSB Bancorp by each of the President and the Chief Financial Officer of BSB Bancorp to such effect.

            (C) CONSENTS UNDER AGREEMENTS.

            The consent or approval or waiver of each person (other than the Governmental Entities referred to in Section 7.1(c)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which BSB Bancorp is a party or is otherwise bound shall have been obtained.

            (D) NO PENDING GOVERNMENTAL ACTIONS.

            No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

            (E) LEGAL OPINION.

            SKAN shall have received the opinion of Hogan & Hartson L.L.P., counsel to BSB Bancorp, as to the authorization, validity and non-assessibility of the BSB Bancorp Common Stock to be issued pursuant to this Agreement. As to any matter in such opinion which involves matters of fact, such counsel may rely upon the certificates of officers and directors of BSB Bancorp and of public officials and opinions of local counsel, reasonably acceptable to SKAN

            (F) NO MATERIAL ADVERSE CHANGE.

            There shall have been no changes, other than changes contemplated by this Agreement, in the business, operations, condition (financial or otherwise), assets or liabilities of BSB Bancorp or any BSB Bancorp Subsidiary (regardless of whether or not such events or changes are inconsistent with the representations and warranties given herein) that individually or in the aggregate has had or would have a Material Adverse Effect on BSB Bancorp.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

      8.1 TERMINATION.

      This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of SKAN:

            (a) by mutual consent of BSB Bancorp and SKAN in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

            (b) by either BSB Bancorp or SKAN upon written notice to the other party (i) 30 days after the date on which any request or application for a Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Regulatory Approval, unless within the 30-day period following such denial or withdrawal the parties agree to file, and have filed with the applicable Governmental Entity, a petition for rehearing or an amended application, provided, however, that no party shall have the right to terminate this Agreement pursuant to this
Section 8.1(b), if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

            (c) by either BSB Bancorp or SKAN if the Merger shall not have been consummated on or before December 31, 1999, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

            (d) by either BSB Bancorp or SKAN (provided that SKAN is not in breach of its obligations under Section 6.3 hereof) if the approval of the shareholders of SKAN required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

            (e) by either BSB Bancorp or SKAN (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party, if such breach, individually or in the aggregate, has had or is likely to have a Material Adverse Effect on the breaching party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing;

            (f) by either BSB Bancorp or SKAN (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing;

            (g) by BSB Bancorp, if the management of SKAN or its Board of Directors, for any reason, (i) fails to call and hold within 35 days of the effectiveness of the Registration Statement a special meeting of SKAN's shareholders to consider and approve this Agreement and the transactions contemplated hereby, (ii) fails to recommend to shareholders the approval of this

Agreement and the transactions contemplated hereby, (iii) fails to oppose any third party proposal that is inconsistent with the transactions contemplated by this Agreement or (iv) violates Section 5.1(e) of this Agreement;

            (h)

                  (1) by SKAN, if (either before or after its approval by the shareholders of SKAN) both (A) its Board of Directors so determines by a vote of at least two-thirds of the members of its entire Board, at any time during the ten-day period commencing with the Determination Date, and (B) the BSB Bancorp Common Stock Average Price on the Determination Date shall be less than the lesser of $23.00, or $25.30 multiplied by the Index Ratio.

                  (2) Notwithstanding the foregoing, if SKAN elects to exercise its termination right pursuant to subsection (h)(1), it shall give prompt written notice to BSB Bancorp (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period). During the seven-day period commencing with its receipt of such notice, BSB Bancorp shall have the option of increasing the consideration to be received by the holders of SKAN Common Stock hereunder by increasing the Exchange Ratio to equal the lesser of (A) a number (rounded to four decimals) equal to a quotient, the numerator of which is $28.75 multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the BSB Bancorp Common Stock Average Price (defined below), and (B) a number equal to a quotient, the numerator of which is the Index Ratio multiplied by $28.75, and the denominator of which is the BSB Bancorp Common Stock Average Price (defined below). If BSB Bancorp makes an election contemplated by the preceding sentence, within such seven-day period, it shall give prompt written notice to SKAN of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to subsection (h)(1) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this subsection (h)(2).

            For purposes of this subsection (h), the following terms shall have the meanings indicated:

            "BSB Bancorp Common Stock Average Price" means the average of the daily closing sales prices of BSB Bancorp Common Stock as reported on the Nasdaq Stock Market's National Market Tier for the 20 consecutive full trading days in which such shares are reported on the Nasdaq Stock Market ending at the close of trading on the Determination Date.

            "BSB Bancorp Ratio" means the number obtained by dividing the BSB Bancorp Common Stock Average Price on the Determination Date by the closing price on the Starting Date.

            "Determination Date" means the date on which the approval of the FDIC required for consummation of the Merger shall be received or, if no FDIC approval is required, then the date of the last federal or state bank regulatory approval required of BSB Bancorp is received.

            "Index Price" on a given date means the sum of the average closing sale prices of the companies comprising the Index Group (as defined below) for the 15 trading days ending on such date, in each case, multiplied by the weighting assigned to such company (weighted in accordance with the factors listed below). If any company belonging to the Index Group or BSB Bancorp declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of share or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or BSB Bancorp will be appropriately adjusted for use in the Index.

            "Starting Date" means the first Nasdaq Stock Market trading day preceding the date of this Agreement.

            "Index Ratio" means the number obtained by dividing the Index Price at the close of business on the Determination Date by the Index Price at close of business on the Starting Date.

            "Index Group" means the 18 bank holding companies listed at Exhibit E hereto, the common stock of all of which will be publicly traded and as to which there will not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquirors market capitalization as of the Starting Date. In the event that the common stock of any such company ceases to be publicly traded or such an announcement is made, such company will be removed from the Index Group, and the weights (which were determined based on the number of outstanding shares of common stock) redistributed proportionately for the purposes of determining the Index Price. The 18 holding companies and the weights attributed to them are as set forth at Exhibit E.

            (i) by BSB Bancorp if SKAN has complied with Section 5.1(e) above, and has given written notice to BSB Bancorp that SKAN has agreed to enter into an Acquisition Transaction other than as contemplated hereby; provided, however, that such termination under this Section 8.1(i) shall not be effective unless and until SKAN shall have complied with the expense provisions of Section 9.3 below, and shall have acknowledged in the written notice to be provided in accordance herewith that the Option granted pursuant to the Option Agreement shall then be exercisable in accordance with terms thereof.

      8.2 EFFECT OF TERMINATION.

      In the event of termination of this Agreement by either BSB Bancorp or SKAN as provided in Section 8.1 hereof, this Agreement shall forthwith become void and have no effect except (i) the last sentences of Sections 6.2(a) and 6.2(b) and Sections 8.2, 9.2 and 9.3 hereof shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful or intentional breach of any provision of this Agreement.

      8.3 AMENDMENT.

      Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Board of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of SKAN; provided, however, that after any approval of the transactions contemplated by this Agreement by SKAN's shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to SKAN shareholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      8.4 EXTENSION; WAIVER.

      At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX
                               GENERAL PROVISIONS

      9.1 CLOSING.

      Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. at the main offices of BSB Bancorp on (i) the fifth day after the last Requisite Regulatory Approval and shareholder approvals are received and all applicable waiting periods have expired, or (ii) such other date, place and time as the parties may agree (the "Closing Date").

      9.2 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

      None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the Option Agreement, which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

      9.3 EXPENSES.

      All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except that all filing and other fees paid to the SEC and the New York Superintendent in connection with this Agreement shall be borne by BSB Bancorp. Except as set forth in the next sentence, in the event that this Agreement is terminated by either BSB Bancorp or SKAN by reason of a material breach pursuant to Sections 8.1(e) or (f) hereof or by BSB Bancorp or SKAN pursuant to Section 8.1(g) hereof, the other party shall pay all documented, reasonable costs and expenses up to $250,000 incurred by the terminating party in connection with this Agreement and the transactions contemplated hereby. In the event that this Agreement is terminated by BSB Bancorp under Section 8.1(d) by reason of SKAN shareholders not having given any required approval, or in the event this Agreement is terminated by BSB Bancorp by reason of a willful material breach pursuant to Sections 8.1(e) or (f) hereof, SKAN shall pay all documented, reasonable costs and expenses up to $250,000 incurred by BSB Bancorp in connection with this Agreement and the transactions contemplated hereby. In the event that this Agreement is terminated by BSB Bancorp under Section 8.1(i) by reason of SKAN having agreed to enter into an Acquisition Transaction other than as contemplated hereby, SKAN shall pay all documented, reasonable costs and expenses up to $250,000 incurred by BSB Bancorp in connection with this Agreement and the transactions contemplated hereby.

      9.4 NOTICES.

      All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   if to BSB Bancorp, to:

                  BSB Bancorp, Inc.
                  58-68 Exchange Street
                  Binghamton, NY 13902
                  Attn.: President and Chief Executive Officer

                  with a copy (which shall not constitute notice) to:

                  Hogan & Hartson L.L.P.
                  Columbia Square
                  555 Thirteenth Street, N.W.
                  Washington, DC  20004-1109
                  Attn.: Stuart G. Stein, Esq.

                        and

            (b)   if to SKAN, to:

                  Skaneateles Bancorp, Inc.
                  33 East Genesee Street
                  P.O. Box 460
                  Skaneateles, NY 13152-0460
                  Attn.: President and Chief Executive Officer

                  with a copy (which shall not constitute notice) to:

                  Harter, Secrest & Emery LLP
                  700 Midtown Tower
                  Rochester, NY  14604
                  Attn.: Gary L. Karl, Esq.

      9.5 INTERPRETATION.

      When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or an Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

      9.6 COUNTERPARTS.

      This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      9.7 ENTIRE AGREEMENT.

      This Agreement (including the disclosure schedules, documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, the Certificate of Merger, the Option Agreement and the Stockholder Agreement.

      9.8 GOVERNING LAW.

      This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law rules.

      9.9 ENFORCEMENT OF AGREEMENT.

      The parties hereto agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      9.10 SEVERABILITY.

      Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      9.11 PUBLICITY.

      Except as otherwise required by law or the rules of the Nasdaq Stock Market National Market System (or such other exchange on which the SKAN Common Stock or BSB Bancorp Common Stock is or may become listed), so long as this Agreement is in effect, neither BSB Bancorp nor SKAN shall, or shall permit any of BSB Bancorp's or SKAN's Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement, the Certificate of Merger, the Option Agreement or the Stockholder Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

      9.12 ASSIGNMENT; LIMITATION OF BENEFITS.

      Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7 hereof, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and the covenants, undertakings and agreements set out herein shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their permitted assigns.

      9.13 ADDITIONAL DEFINITIONS.

      In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement.

      "Affiliated Person": any director, officer or 5% or greater shareholder, spouse or other person living in the same household of such director, officer or shareholder, or any company, partnership or trust in which any of the foregoing persons is an officer, 5% or greater shareholder, general partner or 5% or greater trust beneficiary.

      "knowledge": with respect to SKAN, refers to the knowledge of both of SKAN's and Skaneateles Bank's directors and officers in the ordinary course of their duties in such positions.

      "Laws": any and all statutes, laws, ordinances, rules, regulations, orders, permits, judgments, injunctions, decrees, case law and other rules of law enacted, promulgated or issued by any Governmental Entity.

      "Material Adverse Effect": with respect to BSB Bancorp or SKAN, as the case may be, means a condition, event, change or occurrence that is reasonably likely to have a material adverse effect upon (A) the financial condition, results of operations, business or properties of BSB Bancorp or SKAN (other than as a result of changes in laws or regulations or accounting rules of general applicability or interpretations thereof), or (B) the ability of BSB Bancorp or SKAN to perform its obligations under, and to consummate the transactions contemplated by, this Agreement, the Certificate of Merger and, in the case of SKAN, the Option Agreement.

      "Subsidiary": with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

                            [SIGNATURES PAGE FOLLOWS]

      IN WITNESS WHEREOF, BSB Bancorp and SKAN have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                       BSB BANCORP, INC.

ATTEST:

By: /s/ LARRY G. DENNISTON             By:  /s/ ALEX S. DEPERSIS
    --------------------------------        ------------------------------------
    Name:  Larry G. Denniston               Name:  Alex S. DePersis
    Title: Senior Vice President and        Title: President and Chief Executive
            Corporate Secretary                     Officer


                                       SKANEATELES BANCORP, INC.

ATTEST:

By: /s/ J. DAVID HAMMOND               By: /s/ JOHN P. DRISCOLL
    -------------------------------        -------------------------------------
    Name:  J. David Hammond                Name:  John P. Driscoll
    Title: Executive Vice President        Title: Chairman of the Board,
            and Secretary                          President and Chief Executive
                                                   Officer

                                                                       EXHIBIT A

                               BANK PLAN OF MERGER

            This Bank Plan of Merger (this "Plan of Merger") is made and entered into this _____ day of January, 1999 between BSB BANK & TRUST COMPANY, a New York-chartered commercial bank and trust company ("BSB Bank"), and SKANEATELES SAVINGS BANK, a New York-chartered savings bank ("Skaneateles Bank").

                                   WITNESSETH

            WHEREAS, BSB Bancorp, Inc., a Delaware corporation ("BSB Bancorp"), and Skaneateles Bancorp, Inc. a Delaware corporation ("SKAN"), have entered into an Agreement and Plan of Merger, dated as of January ___ , 1999 (the "Agreement");

            WHEREAS, SKAN will merge with and into BSB Bancorp pursuant to the terms of the Agreement, and immediately thereafter Skaneateles Bank will merge with and into BSB Bank, with BSB Bank emerging as the surviving bank; and

            WHEREAS, BSB Bank has 25,272,00 shares of capital stock outstanding, $1.00 par value per share, and Skaneateles Bank has ______ shares of common stock outstanding, $______ par value per share.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Agreement, the parties hereto do mutually agree, intending to be legally bound, as follows:

                                    ARTICLE 1
                                   DEFINITIONS

            Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

      1.1 "BANK MERGER" shall mean to the merger of Skaneateles Bank with and into BSB Bank as provided in Section 2.1 of this Plan of Merger.

      1.2 "EFFECTIVE TIME" shall mean the date and time at which the merger contemplated by this Plan of Merger becomes effective as provided in Section 2.2 hereof.

      1.3 "MERGING BANKS" shall mean, collectively, Skaneateles Bank and BSB
Bank.

      1.4 "NEW YORK SUPERINTENDENT" shall mean the Superintendent of Banks of New York State.

      1.5 "SURVIVING BANK" shall refer to BSB Bank as the surviving bank in the Bank Merger. The location of the home office and other offices of the Surviving Bank shall be as set forth at Annex 1 hereto.

                                    ARTICLE 2
                            TERMS OF THE BANK MERGER

      2.1 THE BANK MERGER

            (a) Subject to the terms and conditions set forth in the Agreement, and in accordance with the New York Banking Law and the rules and regulations of the Banking Board of New York State, at the Effective Time, Skaneateles Bank shall be merged with and into BSB Bank pursuant to and upon the terms set forth in this Plan of Merger. BSB Bank shall continue as the Surviving Bank in the Bank Merger and the separate existence of Skaneateles Bank shall cease.

            (b) As a result of the Bank Merger, (i) each share of common stock, par value $______ per share, of Skaneateles Bank issued and outstanding immediately prior to the Effective Time shall be canceled and (ii) each share of capital stock, par value $1.00 per share, of BSB Bank issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall constitute the only shares of capital stock of the Surviving Bank issued and outstanding immediately after the Effective Time.

            (c) On and after the Effective Time, the Bank Merger shall have the effects set forth in Section 602 of the New York Banking Law.

      2.2 EFFECTIVE TIME

            The Bank Merger shall become effective (the "Effective Time") at the time of filing of this Plan of Merger by the New York Superintendent in the office of the New York Superintendent.

      2.3 NAME OF THE SURVIVING BANK

            The name of the Surviving Bank shall be "BSB Bank & Trust Company."

      2.4 CHARTER

            On and after the Effective Time, the organization certificate of BSB Bank shall be the organization certificate of the Surviving Bank, unless and until amended in accordance with applicable law.

      2.5 BYLAWS

            On and after the Effective Time, the bylaws of BSB Bank shall be the bylaws of the Surviving Bank.

      2.6 DIRECTORS AND OFFICERS

            On and after the Effective Time, until changed in accordance with the organization certificate and bylaws of the Surviving Bank, the directors of the Surviving Bank shall be the directors of BSB Bank immediately prior to the Effective Time. On and after the Effective Time, until changed in accordance with the organization certificate and bylaws of the Surviving Bank, the officers of the Surviving Bank shall be the officers of BSB Bank immediately prior to the Effective Time.

      2.7 CORPORATE ACTION

            This Plan of Merger and the consummation of the transactions contemplated hereby have been duly and validly adopted and approved by the Board of Directors and the sole shareholder of each of the Merging Banks.

                                    ARTICLE 3
                                  MISCELLANEOUS

      3.1 SUCCESSORS

            This Plan of Merger shall be binding on the successors of BSB Bank and Skaneateles Bank.

      3.2 COUNTERPARTS

            This Plan of Merger may be executed in two counterparts, each of which shall be deemed an original, but which taken together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf by an officer thereunto duly authorized, all as of the day and year first above written.


                                          BSB BANCORP, INC.
ATTEST:

By:                                       By:
    Name:  Larry G. Denniston                 Name:  Alex S. DePersis
    Title: Senior Vice President and          Title: President and Chief
            Corporate Secretary                        Executive Officer


                                          SKANEATELES BANCORP, INC.
ATTEST:

By:                                       By:
    Name:                                     Name:
    Title:                                    Title:

                                     ANNEX 1

                    OFFICES OF BSB BANK AFTER THE BANK MERGER

            At the Effective Time of the Bank Merger, BSB Bank will have the following offices:

Location of Home Office:

Location of Other Offices

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

* Loan Office

================================================================================

                                                                       EXHIBIT B

                               OPTION AGREEMENT

                       THE TRANSFER OF THE OPTION GRANTED
              BY THIS AGREEMENT IS SUBJECT TO RESALE RESTRICTIONS.

            This OPTION AGREEMENT, dated as of January 25, 1999 (this "Agreement"), is entered into by and between SKANEATELES BANCORP, INC., a Delaware corporation ("Issuer") and BSB BANCORP, INC., a Delaware corporation ("Grantee").

                                   WITNESSETH:

            WHEREAS, concurrently herewith Grantee and Issuer have entered into an Agreement and Plan of Merger, dated as of January 25, 1999 (the "Plan"); and

            WHEREAS, as a condition and inducement to Grantee's entering into the Plan and in consideration therefor, Issuer has agreed to grant Grantee the Option (as defined below).

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Plan, the parties hereto agree as follows:

      SECTION 1. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 290,142 fully paid and nonassessable shares of common stock, par value $.01 per share of Issuer ("Issuer Common Stock") (which number of shares is equal to 19.99% of the total of the number of outstanding shares of Issuer Common Stock on the date hereof), at a price per share equal to $15.00 (the "Initial Price"); provided, however, that in the event Issuer issues or agrees to issue any additional shares of Issuer Common Stock (other than shares issued upon the exercise of options outstanding as of the date of the Plan in accordance with their terms pursuant to existing stock option plans and pursuant to the SKAN DRIP and the Purchase Plan (both terms as defined in the Plan)), or grants one or more options to purchase additional shares of Issuer Common Stock at a price less than the Initial Price, as adjusted pursuant to Section 5(b) hereof, such price shall be equal to such lesser price (such price, as adjusted, is hereinafter referred to as the "Option Price"). The number of shares of Issuer Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

      SECTION 2. (a) Grantee may exercise the Option, in whole or part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided, however, that the Option shall terminate and be of no further force and effect upon the earliest to occur of the following events (which are collectively referred to as an "Exercise Termination Event"):

                  (i) The time immediately prior to the Effective Time;

                  (ii) 12 months after the first occurrence of a Purchase Event;

                  (iii) 12 months after the termination of the Plan following the occurrence of a Preliminary Purchase Event (as defined below), unless clause (vii) of this Section 2(a) is applicable;

                  (iv) upon the termination of the Plan, prior to the occurrence of a Purchase Event or Preliminary Purchase Event, by Issuer pursuant to Sections 8.1(d), (e), (f), (g) or (h)of the Plan, both parties pursuant to
      Section 8.1(a) of the Plan, or by either party pursuant to Section 8.1(b) or (c) of the Plan;

                  (v) 12 months after the termination of the Plan, by either party pursuant to Section 8.1(d) of the Plan based on the required vote of Issuer's shareholders not being received, if no Purchase Event or Preliminary Purchase Event has occurred prior to the meeting of shareholders (or any adjournment or postponement thereof) held to vote on the Plan;

                  (vi) 12 months after the termination of the Plan, by Grantee pursuant to Section 8.1(e) or (f) thereof as a result of a breach by Issuer, unless such breach was willful or intentional; or

                  (vii) 24 months after the termination of the Plan, by Grantee pursuant to Section 8.1(e) or (f) thereof as a result of a willful or intentional breach by Issuer, or by Grantee pursuant to Section 8.1(g) or
      (i) of the Plan.

            (b) The term "Preliminary Purchase Event" shall mean any of the following events or transactions occurring on or after the date hereof and prior to an Exercise Termination Event:

            (i) Issuer without having received Grantee's prior written consent, shall have entered into any letter of intent or definitive agreement to engage in an Acquisition Transaction (as defined below) with any Person (as defined below) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any Person (as the term "person" is defined in Section 3(a)9 and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder) other than Grantee or any Grantee Subsidiary. For purposes of this Agreement "Acquisition Transaction" shall mean (x) a merger, consolidation or other business combination involving Issuer, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer, (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of Beneficial Ownership (as the term "beneficial ownership" is defined in Regulation 13d-3(a) of the Exchange Act) of securities representing 10.0% or more of the voting power of Issuer; provided, however, that "Acquisition Transaction" shall not include a transaction entered into after the termination of the Plan in which the Issuer is the surviving entity, if in connection with such transaction, no person acquires Beneficial Ownership of 10.0% or more of the total voting power of the Issuer to be outstanding after giving effect to such transaction and in which the aggregate voting power of Issuer acquired by all persons is less than 15% of the total voting power of Issuer;

            (ii) Any Person (other than Grantee, any Grantee Subsidiary or any current affiliate of Issuer) shall have acquired Beneficial Ownership of 10.0% or more of the outstanding shares of Issuer Common Stock;

            (iii) (a) Any Person (other than Grantee or any Grantee Subsidiary) shall have made a bona fide proposal to Issuer or, by a public announcement or written communication that is or becomes the subject of public disclosure, to Issuer's shareholders to engage in an Acquisition Transaction (including, without limitation, any situation in which any Person other than Grantee or any Grantee Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would have Beneficial Ownership of 10.0% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively)), and (b) the shareholders of Issuer do not approve the Merger, as defined in the Plan, at the Special Meeting, as defined in the Plan;

            (iv) There shall exist a willful or intentional breach under the Plan by Issuer and such breach would entitle Grantee to terminate the Plan;

            (v) The special meeting of Issuers' shareholders held for the purpose of voting on the Plan shall not have been held pursuant to the Plan or shall have been canceled prior to termination of the Plan, or for any reason whatsoever Issuer's Board of Directors shall have failed to recommend, or shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors, that Issuer's shareholders approve the Plan, or if Issuer or Issuer's Board of Directors fails to oppose any proposal by any Person (other than Grantee or any Grantee Subsidiary); or

            (vi) Any Person (other than Grantee or any Grantee Subsidiary) shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "FRB"), the Federal Deposit Insurance Corporation (the "FDIC"), the Superintendent of Banks of New York State (the "New York Superintendent"), or other regulatory or administrative agency or commission (each, a "Governmental Authority") for approval to engage in an Acquisition Transaction.

            (c) The term "Purchase Event" shall mean any of the following events or transactions occurring on or after the date hereof and prior to an Exercise Termination Event:

            (i) The acquisition by any Person (other than Grantee or any Grantee Subsidiary) of Beneficial Ownership (other than on behalf of the Issuer) of 25% or more of the then outstanding Issuer Common Stock;

            (ii) The occurrence of a Preliminary Purchase Event described in
      Section 2(b)(i) except that the percentage referred to in clause (z) thereof shall be 25%; or

            (iii) The termination of the Plan by Grantee pursuant to Section 8.1(e) or (f) thereof as a result of a willful or intentional breach by Issuer, or by Grantee pursuant to Section 8.1(g) or (i) of the Plan.

            (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event known to Issuer; provided, however, that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

            (e) In the event that Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the "Option Notice," the date of which being hereinafter referred to as the "Notice Date") specifying (i) the total number of shares of Issuer Common Stock it will purchase pursuant to such exercise and (ii) the time (which shall be on a business day that is not less than three nor more than 10 business days from the Notice Date) on which the closing of such purchase shall take place (the "Closing Date"); such closing to take place at the principal office of the Issuer; provided, however, that, if prior notification to or approval of the FDIC, the FRB, or the New York Superintendent or any other Governmental Authority is required in connection with such purchase (each, a "Notification" or an "Approval," as the case may be), (a) Grantee shall promptly file the required notice, application or waiver request for approval ("Notice/Application"), (b) Grantee shall expeditiously process the Notice/Application and (c) for the purpose of determining the Closing Date pursuant to clause (ii) of this sentence, the period of time that otherwise would run from the

Notice Date shall instead run from the later of (x) in connection with any Notification, the date on which any required notification periods have expired or been terminated and (y) in connection with any Approval, the date on which such approval has been obtained and any requisite waiting period or periods shall have expired. For purposes of Section 2(a) hereof, any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. On or prior to the Closing Date, Grantee shall have the right to revoke its exercise of the Option by written notice to the Issuer given not less than three business days prior to the Closing Date.

            (f) At the closing referred to in Section 2(e) hereof, Grantee shall pay to Issuer the aggregate purchase price for the number of shares of Issuer Common Stock specified in the Option Notice in immediately available funds by wire transfer to a bank account designated by Issuer; provided, however, that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

            (g) At such closing, simultaneously with the delivery of immediately available funds as provided in Section 2(f) hereof, Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Issuer Common Stock specified in the Option Notice and, if the Option should be exercised in part only, a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares of Issuer Common Stock purchasable hereunder.

            (h) Certificates for Issuer Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend substantially as follows:

            The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended, and applicable state securities laws and to certain provisions of an agreement between BSB Bancorp, Inc. and Skaneateles Bancorp, Inc. dated as of January 25, 1999. A copy of such agreement is on file at the principal office of BSB Bancorp, Inc., and will be provided to the holder hereof without charge upon receipt by BSB Bancorp, Inc. of a written request therefor.

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC") or Governmental Authority responsible for administering any applicable state securities laws or an opinion of counsel, in form and substance satisfactory to Issuer's counsel, to the effect that such legend is not required for purposes of the Securities Act or applicable state securities laws; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition such certificates shall bear any other legend as may be required by law.

            (i) Upon the giving by Grantee to Issuer of an Option Notice and the tender of the applicable purchase price in immediately available funds on the Closing Date, unless prohibited by applicable law, Grantee shall be deemed to be the holder of record of the number of shares of Issuer Common Stock specified in the Option Notice, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then actually be delivered to Grantee. Issuer shall pay all expenses and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Grantee.

      SECTION 3. Issuer agrees: (i) that it shall at all times until the termination of this

Agreement have reserved for issuance upon the exercise of the Option that number of authorized and reserved shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time issuable hereunder, all of which shares will, upon issuance pursuant hereto, be duly authorized, validly issued, fully paid, non-assessable, and delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights; (ii) that it will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all reasonable action as may from time to time be requested by the Grantee, at Grantee's expense (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. ss. 18a anD regulations promulgated thereunder and (y) in the event prior approval of or notice to the FDIC, the FRB, the New York Superintendent or any other Governmental Authority, under the Change in Bank Control Act of 1978, as amended, the Bank Holding Company Act, as amended, or any other applicable federal or state banking law, is necessary before the Option may be exercised, cooperating with Grantee in preparing such applications or notices and providing such information to each such Governmental Authority as it may require in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto; and (iv) to take all action provided herein to protect the rights of Grantee against dilution.

      SECTION 4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date.

      SECTION 5. The number of shares of Issuer Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

            (a) In the event of any change in the type or number of shares of Issuer Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or other issuances of additional shares (other than pursuant to the exercise of the Option), the type and number of shares of Issuer Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Issuer Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Issuer Common Stock that remain subject to the Option shall be increased or decreased (as applicable) so that, after such issuance and together with the shares of Issuer Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Issuer Common Stock), the Option shall equal the sum of 19.99% of the total of the number of shares of Issuer Common Stock then issued and outstanding.

            (b) Whenever the number of shares of Issuer Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Issuer Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Issuer Common Stock purchasable after the adjustment.

      SECTION 6. (a) Upon the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee (whether on its own behalf or on behalf of any subsequent holder of the Option (or part thereof) or of any of the shares of Issuer Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement with the SEC, under the Securities Act covering any shares issued and issuable pursuant to the Option and shall use its reasonable best efforts to cause such registration statement to become effective, and to remain current and effective for a period not in excess of 180 days from the day such registration statement first becomes effective, in order to permit the sale or other disposition of any shares of Issuer Common Stock issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Grantee shall have the right to demand two such registrations which right shall be transferable. Grantee shall provide all information reasonably requested by Issuer for inclusion in any offering circular or, if applicable, registration statement to be filed hereunder. In connection with any such offering circular or, if applicable, registration statement, Issuer and Grantee shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registration. If requested by Grantee in connection with such registration, Issuer and Grantee shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating themselves in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements. Notwithstanding the foregoing, if Grantee revokes any exercise notice or fails to exercise any Option with respect to any exercise notice pursuant to Section 2(e) hereof, Issuer shall not be obligated to continue any registration process with respect to the sale of Option Shares issuable upon the exercise of such Option and Grantee shall not be deemed to have demanded registration of Option Shares.

            (b) In the event that Grantee requests Issuer to prepare an offering circular or, if applicable, to file a registration statement following the failure to obtain any approval required to exercise the Option as described in
Section 9 hereof, the closing of the sale or other disposition of the Issuer Common Stock or other securities pursuant to such offering circular or, if applicable, registration statement shall occur substantially simultaneously with the exercise of the Option.

            (c) Concurrently with the preparation and filing of a registration statement under Section 6(a) hereof, Issuer shall also make all filings required to comply with state securities laws in such number of states as Grantee may reasonably request.

      SECTION 7. (a) Upon the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, (i) at the request (the date of such request being the "Option Repurchase Request Date") of Grantee, Issuer shall repurchase, subject to compliance with applicable law and out of funds legally available therefor, the Option from Grantee at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised and (ii) at the request (the date of such request being the "Option Share Repurchase Request Date") of the owner of Option Shares from time to time (the "Owner"), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Issuer Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof and on or prior to the Option Repurchase Request Date or the Option Share Repurchase Request Date, as the case may be, (ii) the price per share of Issuer Common Stock paid or to be paid by any third party pursuant to an agreement with Issuer (whether by way of a merger, consolidation or otherwise), (iii) the average of the 20 highest last sale prices for shares of Issuer Common Stock as reported within the 90-day period ending on the Option Repurchase Request Date or the Option Share Repurchase Request Date, as the case may be, and (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by an investment banking firm selected by Grantee or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Issuer Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be the value determined by an investment banking firm selected by Grantee or the Owner, as the case may be, and reasonably acceptable to Issuer. The investment banking firm's determination shall be conclusive and binding on all parties.

            (b) Grantee or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and/or any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that Grantee or the Owner, as the case may be, elects to require Issuer to repurchase the Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within 30 business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price or to the Owner the Option Share Repurchase Price.

            (c) Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory, shareholder and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section 7. Nonetheless, to the extent that Issuer is prohibited under applicable law or regulation from repurchasing any Option and/or any Option Shares in full, Issuer shall promptly so notify Grantee and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to Grantee and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 7(b) hereof is prohibited as referred to above, from delivering to Grantee and/or the Owner, as appropriate, the Option Repurchase Price or the Option Share Repurchase Price, respectively, in full, Grantee or the Owner, as appropriate, may revoke its notice of repurchase of the Option or the Option Shares either in whole or in part whereupon, in the case of a revocation in part, Issuer shall promptly (i) deliver to Grantee and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering after taking into account any such revocation and
(ii) deliver, as appropriate, either (A) to Grantee, a new Agreement evidencing the right of Grantee to purchase that number of shares of Issuer Common Stock equal to the number of shares of Issuer Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Issuer Common Stock covered by the portion of the Option repurchased or, (B) to the Owner, a certificate for the number of Option Shares covered by the revocation.

            (d) Issuer shall not enter into any agreement with any Person (other than Grantee or a Grantee Subsidiary) for an Acquisition Transaction unless the other Person assumes all the obligations of Issuer pursuant to this Section 7 in the event that Grantee or the Owner elects, in its sole discretion, to require such other Person to perform such obligations.

      SECTION 8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into a letter of intent or definitive agreement (i) to consolidate or merge with any Person (other than Grantee or a Grantee Subsidiary), and Issuer shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any Person (other than Grantee or a Grantee Subsidiary) to merge into Issuer, and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property or the then outstanding shares of Issuer Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any Person (other than Grantee or a Grantee Subsidiary) then, and in each such case, such letter of intent or definitive agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below) or (y) any person that controls the Acquiring Corporation (the Acquiring Corporation and any such controlling person being hereinafter referred to as the "Substitute Option Issuer").

            (b) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as is hereinafter defined) as is equal to the market/offer price (as defined in Section 7 hereof) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Option Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

            (c) The Substitute Option shall otherwise have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee, provided, further that the terms of the Substitute Option shall include (by way of example and not limitation) provisions for the repurchase of the Substitute Option and Substitute Common Stock by the Substitute Option Issuer on the same terms and conditions as provided in Section 7 hereof.

            (d) The following terms have the meanings indicated:

            (i) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving corporation, and (iii) the transferee of all or any substantial part of Issuer's assets.

            (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

            (iii) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one-year period immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided, that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of Issuer Common Stock issued by Issuer, the corporation merging into Issuer or by any company which controls or is controlled by such merging corporation, as Grantee may elect.

            (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.99% of the shares of Substitute Common Stock outstanding immediately prior to the issuance of the Substitute Option. In the event that the Substitute Option would be exercisable for more than such number of shares of Substitute Common Stock but for this clause (e), the Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee and the Substitute Option Issuer. In addition, the provisions of
Section 5(a) hereof shall not apply to the issuance of any Substitute Option and for purposes of applying Section 5(a) hereof thereafter to any Substitute Option, the percentage referred to in Section 5(a) hereof shall thereafter equal the percentage that the percentage of the shares of Substitute Common Stock subject to the Substitute Option bears to the number of shares of Substitute Common Stock outstanding.

      SECTION 9. Notwithstanding Sections 2, 6 and 7 hereof, if Grantee has given the notice referred to in one or more of such Sections, the exercise of the rights specified in any such Section shall be extended (a) if the exercise of such rights requires obtaining regulatory approvals (including any required waiting periods) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and (b) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise; provided, that in no event shall any closing date occur more than 12 months after the related notice date, and, if the closing date shall not have occurred within such period due to the failure to obtain any required approval by the FRB, the FDIC, the New York Superintendent or any other Governmental Authority despite the best efforts of Issuer or the Substitute Option Issuer, as the case may be, to obtain such approvals, the exercise of the rights shall be deemed to have been rescinded as of the related notice date. In the event (a) Grantee receives official notice that an approval of the FRB, the FDIC, the New York Superintendent or any other Governmental Authority required for the purchase and sale of the Option Shares will not be issued or granted or (b) a closing date has not occurred within 12 months after the related notice date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise the Option in connection with the concurrent resale of the Option Shares pursuant to a registration statement as provided in Section 6 hereof. Nothing contained in this Agreement shall restrict Grantee from specifying alternative means of exercising rights pursuant to Sections 2, 6 or 7 hereof in the event that the exercising of any such rights shall not have occurred due to the failure to obtain any required approval referred to in this Section 9.

      SECTION 10. Issuer hereby represents and warrants to Grantee as follows:

            (a) Issuer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Issuer, enforceable against Issuer in accordance with its terms, subject to any required Governmental Approval, and except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

            (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, non-assessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

      SECTION 11. (a) Neither of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement or the Option created hereunder to any other Person without the express written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Preliminary Purchase Event. The term "Grantee" as used in this Agreement shall also be deemed to refer to Grantee's permitted assigns.

            (b) Any assignment of rights of Grantee to any permitted assignee of Grantee hereunder shall bear the restrictive legend at the beginning thereof substantially as follows:

            The transfer of the option represented by this assignment and the related option agreement is subject to resale restrictions arising under the Securities Act of 1933, as amended, and applicable state securities laws and to certain provisions of an agreement between BSB Bancorp, Inc. and Skaneateles Bancorp, Inc., dated as of January ___, 1999. A copy of such agreement is on file at the principal office of BSB Bancorp, Inc., and will be provided to any permitted assignee of the Option without charge upon receipt of a written request therefor.

      SECTION 12. Each of Grantee and Issuer will use its reasonable efforts to make all filings with, and to obtain consents of, all third parties and Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the FDIC, the FRB, the New York Superintendent and any other Governmental Authority for approval to acquire the shares issuable hereunder.

      SECTION 13. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

      SECTION 14. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that Grantee is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7 hereof, the full number of shares of Issuer Common Stock provided in Section 1 hereof (as adjusted pursuant hereto), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

      SECTION 15. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in the manner and at the respective addresses of the parties set forth in the Plan.

      SECTION 16. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

      SECTION 17. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement and shall be effective at the time of execution and delivery.

      SECTION 18. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

      SECTION 19. Except as otherwise expressly provided herein or in the Plan, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

      SECTION 20. Capitalized terms used in this Agreement and not defined herein but defined in the Plan shall have the meanings assigned thereto in the Plan.

      SECTION 21. Nothing contained in this Agreement shall be deemed to authorize or require Issuer or Grantee to breach any provision of the Plan or any provision of law applicable to the Grantee or Issuer.

      SECTION 22. In the event that any selection or determination is to be made by Grantee or the Owner hereunder and at the time of such selection or determination there is more than one Grantee or Owner, such selection shall be made by a majority in interest of such Grantees or Owners.

      SECTION 23. In the event of any exercise of the option by Grantee, Issuer and such Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

      SECTION 24. Except to the extent Grantee exercises the Option, Grantee shall have no rights to vote or receive dividends or have any other rights as a shareholder with respect to shares of Issuer Common Stock covered hereby.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, each of the parties has caused this Option Agreement to be executed and delivered on its behalf by their respective officers thereunto duly authorized, all as of the date first above written.


                                   SKANEATELES BANCORP, INC.

                                   By:
                                       ---------------------------------
                                       Name:
                                       Title:


                                   BSB BANCORP, INC.

                                   By:
                                       ---------------------------------
                                       Name:
                                       Title:

================================================================================

                                                                      EXHIBIT  C

                              CERTIFICATE OF MERGER

                            SKANEATELES BANCORP, INC.
                                      INTO
                                BSB BANCORP, INC.

            Pursuant to Title 8, Section 251 of the General Corporation Law of the State of Delaware, BSB Bancorp, Inc., a corporation organized and existing under the law of the State of Delaware ("BSB Bancorp"), and Skaneateles Bancorp, Inc., a corporation organized and existing under the law of the State of Delaware ("SKAN"), do hereby certify to the following facts relating to the merger of SKAN with and into BSB Bancorp:

            FIRST: The name and state of incorporation of each constituent entity that is a party to the merger is as follows:

                  Name                          State of Incorporation
                  ----                          ----------------------

            BSB Bancorp, Inc.                         Delaware

            Skaneateles Bancorp, Inc.                 Delaware

            SECOND: An Agreement and Plan of Merger, dated as of January 25, 1999, by and between BSB Bancorp and SKAN (the "Agreement and Plan of Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

            THIRD: Pursuant to the Agreement and Plan of Merger, the surviving corporation of the Merger is BSB Bancorp, a Delaware corporation (the "Surviving Corporation"), and the name of the Surviving Corporation is "BSB Bancorp, Inc." The Surviving Corporation shall continue its existence under its present name pursuant to the provisions of the General Corporation Law of the State of Delaware.

            FOURTH: At the "Effective Time" of the Merger, as defined in and pursuant to the Agreement and Plan of Merger, the certificate of incorporation of BSB Bancorp shall become the certificate of incorporation of the Surviving Corporation, until amended in accordance with the provisions of the General Corporation Law of the State of Delaware. At the Effective Time, the bylaws of BSB Bancorp shall become the bylaws of the Surviving Corporation, until amended in accordance with the certificate of incorporation of BSB Bancorp and the General Corporation Law of the State of Delaware. At the Effective Time, the directors and officers of BSB Bancorp shall become the directors and officers of the Surviving Corporation.

            FIFTH: The executed Agreement and Plan of Merger is on file at the office of the Surviving Corporation at the following address:

                              BSB Bancorp, Inc.
                              56-68 Exchange Street
                              Binghamton, New York 13902

            SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of any constituent corporation.

            IN WITNESS WHEREOF, BSB Bancorp and SKAN have caused this
Certificate of Merger to be duly executed as of this __ day of     , 1999.


ATTEST                                  BSB BANCORP, INC.

By:                                     By:
Name:  Larry G. Denniston               Name:  Alex S. DePersis
Title: Senior Vice President and        Title: President and Chief Executive
        Corporate Secretary                     Officer


ATTEST                                  SKANEATELES BANCORP, INC.

By:                                     By:
Name:                                   Name:
Title:                                  Title:

================================================================================

                                                                      EXHIBIT  D

                            SKANEATELES BANCORP, INC.

                              STOCKHOLDER AGREEMENT

            This STOCKHOLDER AGREEMENT, dated as of January 25, 1999, is entered into by and among BSB Bancorp, Inc., a Delaware corporation ("BSB Bancorp"), and the stockholders of Skaneateles Bancorp, Inc., a Delaware corporation ("Skaneateles"), identified on Schedule I hereto (collectively, the "Stockholders"), who are directors, executive officers or other affiliates of Skaneateles (for purposes of Rule 145 under the Securities Act of 1933, as amended, and for purposes of qualifying the Merger (defined below) for "pooling-of-interests" accounting treatment).

            WHEREAS, BSB Bancorp and Skaneateles have entered into an Agreement and Plan of Merger, dated as of January 25, 1999 (the "Agreement"), which is conditioned upon the execution of this Stockholder Agreement and which provides for, among other things, the merger of Skaneateles with and into BSB Bancorp, in a stock-for-stock transaction (the "Merger"); and

            WHEREAS, in order to induce BSB Bancorp to enter into and consummate the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement in his or her capacity as a stockholder of Skaneateles;

            NOW, THEREFORE in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. OWNERSHIP OF SKANEATELES COMMON STOCK. Each Stockholder represents and warrants that the number of shares of Skaneateles common stock, par value $.01 per share ("Skaneateles Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto is the total number of shares of Skaneateles Common Stock over which such person has "beneficial ownership" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that the provisions of Rule 13d-3(d)(1)(i) shall be considered without any limit as to time.

      2. AGREEMENTS OF THE STOCKHOLDERS. Each Stockholder covenants and agrees that:

            (a) Such Stockholder shall, at any meeting of the holders of any or all classes or series of Skaneateles Common Stock called for the purpose (or in connection with any action taken by written consent), vote or cause to be voted all shares of Skaneateles Common Stock with respect to which such Stockholder has voting power (including the power to vote or to direct the voting of) whether owned as of the date hereof or hereafter acquired (i) in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement and (ii) against any plan or proposal pursuant to which Skaneateles is to be acquired by or merged with, or pursuant to which Skaneateles proposes to sell all or substantially all of its assets and liabilities to, any person, entity or group (other than BSB Bancorp or any affiliate thereof) or any other action that is inconsistent with the Agreement or the transactions contemplated thereby. Notwithstanding the foregoing, or any other provision of this Stockholder Agreement, BSB Bancorp shall have no agreement, arrangement or understanding with any Stockholder as to directing the voting of any shares of Skaneateles Common Stock to the extent it would result in BSB Bancorp, individually or with any of its Affiliates (as defined in the next sentence) or Associates (as defined in the next sentence) becoming the Beneficial Owner (as defined in the next sentence) of five percent or more of the Voting Stock (as defined in the next sentence) of Skaneateles. The terms "Affiliates," "Associates," "Beneficial Owner," and "Voting Stock" are as defined or referenced in Article 12 of the Skaneateles

Certificate of Incorporation. In determining which, if any, Stockholder that BSB Bancorp shall have no agreement, arrangement or understanding with as to directing the voting of any shares of Skaneateles Common Stock, reference shall be made to the Stockholders in order of the amount of Skaneateles Common Stock set forth opposite such Stockholder's name on Schedule I hereto, beginning with the Stockholder who reports the fewest number of shares, and continuing in ascending order therefrom.

            (b) Except as otherwise expressly permitted hereby, such Stockholder shall not sell, pledge, transfer or otherwise dispose of his or her shares of Skaneateles Common Stock; provided, however, that this Section 2(b) shall not apply to a pledge existing as of January 1, 1999.

            (c) Such Stockholder shall not in his or her capacity as a stockholder of Skaneateles directly or indirectly encourage or solicit, initiate or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than BSB Bancorp or an affiliate thereof) concerning any merger, sale of all or substantially all of the assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transaction involving Skaneateles or otherwise inconsistent with the Agreement or the transactions contemplated thereby. Nothing herein shall impair such Stockholder's fiduciary obligations as a director of Skaneateles.

            (d) Stockholder shall use his or her best efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger contemplated by the Agreement.

            (e) Such Stockholder shall not, prior to the public release by BSB Bancorp of an earnings report to its stockholders covering at least one month of operations after consummation of the Merger (the "Restricted Period"), sell, pledge (other than the replacement of a pledge existing on January 1, 1999 of Skaneateles Common Stock), transfer or otherwise dispose of the shares of BSB Bancorp common stock, par value $.01 per share (the "BSB Bancorp Common Stock"), to be received by him or her for his or her shares of Skaneateles Common Stock upon consummation of the Merger, it being agreed that BSB Bancorp shall use commercially reasonable efforts to publish such earnings report within 45 days after the end of the first month after the Merger becomes effective in which there are at least 30 days of post-Merger combined operations..

            (f) Such Stockholder shall comply with all applicable federal and state securities laws in connection with any sale of BSB Bancorp Common Stock received in exchange for Skaneateles Common Stock in the Merger, including the trading and volume limitations as to sales by affiliates contained in Rule 145 under the Securities Act of 1933, as amended.

      3. SUCCESSORS AND ASSIGNS. A Stockholder may sell, pledge, transfer or otherwise dispose of his or her shares of Skaneateles Common Stock only with the prior written consent of BSB Bancorp and if the acquirer of such Skaneateles Common Stock agrees in writing to be bound by this Stockholder Agreement.

      4. TERMINATION. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by the written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms; provided, however, that if the holders of Skaneateles Common Stock fail to approve the Agreement or Skaneateles fails to hold a stockholders' meeting to vote on the Agreement, then (i) Section 2(a) clause (ii) hereof shall continue in effect as to any plan or


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

proposal received by Skaneateles from any person, entity or group (other than BSB Bancorp or any affiliate thereof) prior to the termination of the Agreement or within 240 days after such termination ("Plan or Proposal") and (ii) Section 2(b) hereof shall continue in effect to preclude a sale (other than pursuant to normal brokers transactions on the Nasdaq Stock Market), pledge (other than to a bona fide financial institution or recognized securities dealer), transfer or other disposition directly or indirectly to any such person, entity or group in connection with any such Plan or Proposal, except upon consummation of such Plan or Proposal.

      5. NOTICES. Notices may be provided to BSB Bancorp and the Stockholders in the manner specified in the Agreement, with all notices to the Stockholders being provided to them at the addresses set forth at Schedule I.

      6. GOVERNING LAW. This Stockholder Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

      7. COUNTERPARTS. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

      8. HEADINGS. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement.

      9. REGULATORY APPROVAL. If any provision of this Stockholder Agreement requires the approval of any regulatory authority in order to be enforceable, then such provision shall not be effective until such approval is obtained; provided, however, that the foregoing shall not affect the enforceability of any other provision of this Stockholder Agreement.

                             SIGNATURE PAGE FOLLOWS


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

            IN WITNESS WHEREOF, BSB Bancorp, by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed and delivered as of the day and year first above written.

BSB BANCORP, INC.


By:
    Alex S DePersis
    President and Chief Executive Officer

STOCKHOLDERS:


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

                                  SCHEDULE I

                                         Number of Shares of Skaneateles Common
Name and Address of Stockholder                 Stock Beneficially Owned
-------------------------------          --------------------------------------


================================================================================


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

                                                                       EXHIBIT E

PROPOSED PEER GROUP INDEX
================================================================================

                                                                   CURRENT
INSTITUTION                                    TICKER             WEIGHING
-----------                                    ------             --------

Arrow Financial Corporation                     AROW                 2.64%

BT Financial Corporation                        BTFC                 5.49%

CNB Financial Corp.                             CNBF                 3.20%

Community Bank Systems, Inc.                     CBU                 3.08%

Drovers Bancshares Corp.                        DROV                 1.89%

First Commonwealth Financial Corporation         FCF                13.06%

Iroquois Bancorp, Inc.                          IROQ                 1.02%

National Penn Bancshares                        NPBC                 5.57%

NBT Bancorp, Inc.                               NBTB                 5.28%

Premier National Bancorp                         PNB                 6.62%

Prime Bancorp                                   PBNK                 4.64%

S&T Bancorp, Inc.                               STBA                11.68%

State Bancorp, Inc.                             STBC                 2.75%

Suffolk Bancorp                                 SUBK                 2.58%

Tompkins County Trustco, Inc.                    TMP                 2.05%

TrustCo Bank Corp NY                            TRST                11.32%

United National Bancorp                         UNBJ                 4.68%

U.S.B. Holding Company, Incorporated             UBH                 6.69%

USBANCORP, Inc.                                 UBAN                 5.77%


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